                                                                  EXHIBIT 10.1



                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                                SUNSOURCE, INC.,
                          ITS SUBSIDIARIES AS SET FORTH
                          ON SCHEDULE 1 ATTACHED HERETO
                                 ("BORROWERS"),


                        AND ITS SUBSIDIARIES AS SET FORTH
                          ON SCHEDULE 2 ATTACHED HERETO
                                 ("GUARANTORS"),


                            FIRST UNION NATIONAL BANK
                            for itself and as Agent,


                             THE BANK OF NOVA SCOTIA
                      for itself and as Documentation Agent


                                       and

              THE BANKS AS SET FORTH ON SCHEDULE 3 ATTACHED HERETO

                                    ("BANKS")




                                December 31, 1998


                                       -1-



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

                                                 TABLE OF CONTENTS

                                                                                                               Page
SECTION ONE - DEFINITIONS.........................................................................................3
         1.1.  Definitions........................................................................................3
         1.2.  Rules of Construction.............................................................................12

SECTION TWO - REVOLVING CREDIT LOAN..............................................................................13
         2.1.     (a)      The Facility..........................................................................13
                  (b)      Amendment and Restatement.............................................................13
                  (c)      Authority of the Company..............................................................13
                  (d)      Potential Increase of Commitment.  ...................................................13
         2.2.  Promissory Notes..................................................................................14
         2.3.  Banks' Participation..............................................................................14
         2.4.  Use of Proceeds...................................................................................14
         2.5.  Repayment.........................................................................................14
         2.6.  Interest..........................................................................................14
         2.7.  Advances..........................................................................................19
         2.8.  Reduction and Termination of Commitment; Voluntary and Mandatory
                  Prepayment.....................................................................................21
         2.9.  Prepayment........................................................................................22
         2.10. Funding Costs; Loss of Earnings...................................................................22
         2.11. Payments..........................................................................................22
         2.12. Commitment Fee....................................................................................22
         2.13. Swing Line Loans..................................................................................23
         2.14. Regulatory Changes in Capital Requirements........................................................25
         2.15. Taxes.............................................................................................26

SECTION THREE - LETTERS OF CREDIT................................................................................27
         3.1.     (a)      Availability of Letters of Credit.....................................................27
                  (b)      Evergreen Letters of Credit...........................................................28
                  (c)      Existing Letters of Credit............................................................28
         3.2.  Commitment Availability...........................................................................28
         3.3.  Approval and Issuance.............................................................................28
         3.4.  Obligations of the Borrowers......................................................................29
         3.5.  Payment by Banks on Letters of Credit.............................................................30
         3.6.  Collateral........................................................................................30
         3.7.  General Terms of Credits..........................................................................31

SECTION FOUR - REPRESENTATIONS AND WARRANTIES....................................................................33
         4.1.  Organization and Good Standing....................................................................33
         4.2.  Power and Authority; Validity of Agreement........................................................33


                                                      -i-







                                                                                                               Page
                                                                                                               ----
         4.3.  No Violation of Laws or Agreements................................................................33
         4.4.  Material Contracts................................................................................33
         4.5.  Compliance........................................................................................34
         4.6.  Litigation........................................................................................34
         4.7.  Title to Assets...................................................................................34
         4.8.  Capital Stock.....................................................................................34
         4.9.  Accuracy of Information; Full Disclosure..........................................................34
         4.10. Taxes and Assessments.............................................................................35
         4.11. Indebtedness......................................................................................35
         4.12. Management Agreements.............................................................................36
         4.13. Subsidiaries and Investments......................................................................36
         4.14. ERISA.............................................................................................36
         4.15. Fees and Commissions..............................................................................37
         4.16. No Extension of Credit for Securities.............................................................37
         4.17. Hazardous Wastes, Substances and Petroleum Products...............................................37
         4.18. Solvency..........................................................................................37
         4.19. Year 2000 Compliance..............................................................................38
         4.20. Foreign Assets Control Regulations................................................................38
         4.21. Investment Company Act............................................................................38

SECTION FIVE - CONDITIONS........................................................................................39
         5.1.  First Advance.....................................................................................39
         5.2.  Subsequent Advances...............................................................................40
         5.3.  Additional Condition to Banks' Obligations........................................................40

SECTION SIX - AFFIRMATIVE COVENANTS..............................................................................41
         6.1.  Existence and Good Standing.......................................................................41
         6.2.  Quarterly Financial Statements....................................................................41
         6.3.  Annual Financial Statements.......................................................................41
         6.4.  Annual Budget.....................................................................................41
         6.5.  Public Information................................................................................42
         6.6.  Books and Records.................................................................................42
         6.7.  Properties; Insurance.............................................................................42
         6.8.  Notices to Banks..................................................................................42
         6.9.  Taxes.............................................................................................42
         6.10. Costs and Expenses................................................................................42
         6.11. Compliance; Notification..........................................................................43
         6.12. ERISA.............................................................................................44


                                                      -ii-








                                                                                                               Page
                                                                                                               ----
         6.13. Capitalization Ratio..............................................................................44
         6.14. Fixed Charge Coverage Ratio.......................................................................44
         6.15. Leverage Ratio....................................................................................44
         6.16. Management Changes................................................................................44
         6.17. Subsequent Credit Terms...........................................................................45
         6.18. Use of Proceeds...................................................................................45
         6.19. Successor Agent...................................................................................45
         6.20. Transactions Among Affiliates.....................................................................45
         6.21. Joinder of Subsidiaries...........................................................................45
         6.22. Year 2000 Compliance..............................................................................45
         6.23. Supporting Information............................................................................46
         6.24. Other Information.................................................................................46

SECTION SEVEN - NEGATIVE COVENANTS...............................................................................46
         7.1.  Indebtedness......................................................................................46
         7.2.  Guaranties........................................................................................47
         7.3.  Loans.............................................................................................47
         7.4.  Liens and Encumbrances............................................................................47
         7.5.  Additional Negative Pledge........................................................................47
         7.6.  Restricted Payments...............................................................................48
         7.7.  Transfer of Assets................................................................................48
         7.8.  Acquisitions and Investments......................................................................48
         7.9.  Use of Proceeds...................................................................................49
         7.10. Amendment of Documents............................................................................49
         7.11. Payment of Senior Notes...........................................................................49

SECTION EIGHT - RIGHT OF SETOFF..................................................................................49

SECTION NINE - DEFAULT...........................................................................................50
         9.1.  Events of Default.................................................................................50
         9.2.  Remedies..........................................................................................51

SECTION TEN - THE BANKS..........................................................................................52
        10.1.  Application of Payments...........................................................................52
        10.2.  Setoff............................................................................................52
        10.3.  Modifications and Waivers.........................................................................52
        10.4.  Obligations Several...............................................................................53
        10.5.  Banks' Representations............................................................................53


                                                      -iii-








                                                                                                               Page
                                                                                                               ----
        10.6.  Investigation.....................................................................................53
        10.7.  Powers of Agent; Rights and Duties of Documentation Agent.........................................53
        10.8.  General Duties of Agent, Immunity and Indemnity...................................................53
        10.9.  Responsibility for Representations or Validity, etc...............................................53
        10.10. Action on Instruction of Banks; Right to Indemnity................................................54
        10.11. Employment of Agents..............................................................................54
        10.12. Reliance on Documents.............................................................................54
        10.13. Agent's Rights as a Bank..........................................................................54
        10.14. Expenses..........................................................................................54
        10.15. Resignation of Agent..............................................................................54
        10.16. Successor Agent...................................................................................55
        10.17. Collateral Security...............................................................................55
        10.18. Enforcement by Agent..............................................................................55

SECTION ELEVEN - GUARANTY........................................................................................55
        11.1.  Guaranty..........................................................................................55
        11.2.  Bankruptcy........................................................................................55
        11.3.  Nature and Term of Guaranty.......................................................................56
        11.4.  Rights and Remedies of Agent......................................................................56
        11.5.  Actions by Agent Not Affecting Guaranty...........................................................56
        11.6.  Payment in Accordance with Promissory Notes and Credit Agreement..................................56
        11.7.  Payments Under Guaranty...........................................................................57
        11.8.  Waivers and Modifications.........................................................................57
        11.9.  Waiver............................................................................................57
        11.10. Subordination of Rights of Subrogation............................................................57
        11.11. No Setoff by Guarantors...........................................................................58
        11.12. Continuing Guaranty; Transfer of Promissory Note..................................................58
        11.13. Representations and Warranties; Covenants.........................................................58

SECTION TWELVE - MISCELLANEOUS...................................................................................58
        12.1.  Indemnification...................................................................................58
        12.2.  Participations and Assignments....................................................................59
        12.3.  Binding and Governing Law.........................................................................59
        12.4.  Survival..........................................................................................59
        12.5.  No Waiver; Delay..................................................................................60
        12.6.  Modification......................................................................................60
        12.7.  Headings..........................................................................................60
        12.8.  Notices...........................................................................................60


                                                      -iv-







                                                                                                               Page
                                                                                                               ----
        12.9.  Payment on Non-Business Days......................................................................60
        12.10. Time of Day.......................................................................................60
        12.11. Severability......................................................................................60
        12.12. Counterparts......................................................................................60
        12.13. Consent to Jurisdiction and Service of Process....................................................61
        12.14. WAIVER OF JURY TRIAL..............................................................................61
        12.15. ACKNOWLEDGMENTS...................................................................................61
        12.16. Complete Agreement................................................................................61



                                                      -v-


                                LIST OF EXHIBITS
                                ----------------

Schedule 1:       The Subsidiaries that are Borrowers under this Agreement

Schedule 2:       The Subsidiaries that are Guarantors under this Agreement

Schedule 3:       The Lenders, their respective addresses and Maximum Principal
                  Amounts

Exhibit A:        Advance/Credit Request Form

Exhibit B:        Form of Promissory Note(s)

Exhibit C:        Funding Costs and Loss of Earnings Calculation

Exhibit D:        Agent's Letter of Credit Application

Exhibit E:        Disclosure Pursuant to Representations and Warranties

Exhibit F:        Form of Covenant Compliance Certificate

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                ----------------

                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made this 31st day of December, 1998, by and among SUNSOURCE INC. (the "Company"), a Delaware corporation with offices at 3000 One Logan Square, Philadelphia, Pennsylvania 19103, the subsidiaries of the Company identified on Schedule 1 attached hereto on a joint and several basis (individually and collectively with the Company, the "Borrowers") and the subsidiaries of the Company identified on Schedule 2 attached hereto (individually and collectively, the "Guarantors"); and FIRST UNION NATIONAL BANK, a national banking association and successor by merger to CoreStates Bank, N.A. with offices at 1339 Chestnut Street, Philadelphia, Pennsylvania 19107, for itself and as administrative agent for the Banks identified below ("Agent"); THE BANK OF NOVA SCOTIA, a Canadian chartered bank, with offices at 1 Liberty Plaza, New York, New York 10006 (the "Documentation Agent"), and the banks identified on Schedule 3 attached hereto (the Agent, the Documentation Agent and the banks identified on Schedule 3, each individually a "Bank" and collectively the "Banks").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company is a Delaware corporation, and each Borrower (other than the Company) is either a direct or indirect subsidiary of the Company;

                  WHEREAS, the Company, the Agent, the Documentation Agent, Fuji Bank, Limited, New York Branch ("Fuji") and the Banks (the "Existing Banks") are parties to that certain Amended and Restated Credit Agreement dated September 30, 1997 (the "Existing Credit Agreement"), and SunSub A Inc. ("SunSub A") and SunSub B Inc. ("SunSub B") are guarantors under the Existing Credit Agreement;

                  WHEREAS, the Company issued Sixty Million Dollars ($60,000,000) in privately-placed notes pursuant to a Note Purchase Agreement dated September 30, 1997 (as amended, the "Existing Note Purchase Agreement");

                  WHEREAS, Junior Subordinated Debentures (as defined herein) issued by the Company pursuant to the 1997 Conversion (as defined herein) are the assets of SunSource Capital Trust (the "Trust"), a Delaware statutory business trust, and the subject of a Reassignment and Reassumption Agreement as part of the 1998 Conversion (as defined herein);

                  WHEREAS, payments of interest and principal on the Junior Subordinated Debentures to the Trust are used to make distributions on the Trust Preferred Securities and Trust Common Securities in accordance with the terms set forth in the Declaration of Trust of the Trust and the "Terms of Common Securities" for the Trust and "Terms of Preferred Securities" for the Trust;

                  WHEREAS, SunSource Investment Company, Inc. ("SSICI") is a newly-formed, wholly-owned holding company of the Company;

                  WHEREAS, SunSub A will become a direct wholly-owned subsidiary of SSICI, which is a direct subsidiary of the Company in the 1998 Conversion;

                  WHEREAS, SunSub B has agreed to merge with and into SunSub A, which will cause the existence of SDI Operating Partners, L.P., a Delaware limited partnership and a borrower under the Existing Credit Agreement ("SDI"), and its general partner, SDI Partners I, L.P., a Delaware limited partnership and a guarantor under the Existing Credit Agreement ("SDIPI"), to cease and the assets and liabilities of SDI to be owned by SunSub A;

                  WHEREAS, SunSub A is forming four wholly-owned subsidiaries and contribute the assets and liabilities of SDI to them (the "1998 Conversion");

                  WHEREAS, the Company is a wholesale distributor of industrial products and services in the United States; and it is organized in three businesses: industrial services, hardware merchandising and glass merchandising;

                  WHEREAS, pursuant to the 1998 Conversion, various operating divisions within the Company will be formed into separate legal entities, which will be direct and indirect wholly-owned subsidiaries of SunSub A;

                  WHEREAS, on the Effective Date, Sun Trust Bank, Atlanta is purchasing Three Million Dollars ($3,000,000) of the interest of Fuji, which was a Bank under the Existing Credit Agreement and, the Commitment, which was Ninety Million Dollars ($90,000,000) under the Existing Credit Agreement will decrease to Seventy-Five Million Dollars ($75,000,000);

                  WHEREAS, PNC Bank, National Association ("PNC"), may, upon the terms and conditions set forth herein, join in this Agreement as a Bank, and the Commitment will thereupon increase by up to an additional FIFTEEN MILLION DOLLARS ($15,000,000);

                  WHEREAS, in connection with the 1998 Conversion, Borrowers desire to amend and restate the terms of the revolving credit facility under the Existing Credit Agreement, which as of the Effective Date will be in the amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000), and which may be increased by up to an additional FIFTEEN MILLION DOLLARS ($15,000,000) upon the joinder of PNC and the fulfillment of the terms and conditions set forth herein; and

                  WHEREAS, the Banks are willing to amend and restate the terms of the Existing Credit Agreement, which as of the Effective Date will be in the amount of SEVENTY-FIVE MILLION DOLLARS ($75,000,000), and which may be increased by up to an additional

FIFTEEN MILLION DOLLARS ($15,000,000) upon the joinder of PNC and the fulfillment of the terms and conditions set forth herein, subject to the terms and conditions hereof.

                  NOW THEREFORE, in consideration of the foregoing background and the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   SECTION ONE
                                   DEFINITIONS
                                   -----------

1.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below. Certain terms relating to interest rates are defined in Paragraph 2.6 and shall have the respective meanings set forth therein.

                  "1997 Conversion" means the conversion of SunSource L.P., a Delaware limited partnership, to the corporate form of SunSource Inc., a Delaware corporation, as set forth in SunSource Inc.'s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 31, 1996, as amended.

                  "1998 Conversion" has the meaning set forth in the recitals of this Agreement.

                  "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

                  "Adjusted EBITDAR" means, for any fiscal period of SunSource Inc. and its Consolidated Subsidiaries, EBITDA plus rent expense (as determined in accordance with GAAP) minus Capital Expenditures.

                  "Advance/Credit Request Form" means the certificate in the form attached hereto as Exhibit A to be delivered by the Company to Agent as a condition of each Advance and the issuance of each Letter of Credit.

                  "Advance" means a borrowing under the Commitment pursuant to Paragraph 2.7 hereof.

                  "Affiliate" means: (i) any person who or entity which directly or indirectly owns, controls or holds ten percent (10%) or more of the outstanding common stock in the Company; (ii) any entity of which ten percent (10%) or more of the outstanding common stock or beneficial interest is directly or indirectly owned, controlled, or held by the Company or an Affiliate; (iii) any entity which directly or indirectly is under common control with the Company or any Affiliate; (iv) any officer, director or partner of the Company or any Affiliate; or (v) any immediate family member of any person who is an Affiliate. For purposes of this definition, the term "control" means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means First Union National Bank, successor by merger to CoreStates Bank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors and assigns in such capacity.

                  "Agreement" means this Second Amended and Restated Credit Agreement and all exhibits and schedules hereto, as each may be amended, modified or supplemented from time to time.

                  "Bank" means individually, and "Banks" means collectively, the banks identified on Schedule 3 attached hereto as such Schedule may be amended from time to time, their respective successors and assigns and any additional banks which become parties to this Agreement after the date hereof in accordance with Paragraph 2.1(d)(i) or 12.2 hereof, but shall not include any such Bank which is replaced pursuant to the terms hereof after the date hereof.

                  "Banks' Applicable Share" means, as of any date of determination, with respect to any Net Cash Proceeds which are required or permitted to be used by Borrowers to reduce the Commitment pursuant to this Agreement, (i) the portion of such Net Cash Proceeds which bears the same relationship to the entire amount of such Net Cash Proceeds as the amount of the Commitment on the date of determination bears to the sum of the outstanding principal amount of the Senior Notes plus the amount of the Commitment on the date of determination, plus (ii) such amount of the Net Cash Proceeds which has been offered to the holders of the Senior Notes pursuant to Paragraph 4.8 of the Note Purchase Agreement as a prepayment, but as to which such offer has not been accepted.

                  "Borrowers" means, jointly and severally, SunSource Inc., a Delaware corporation, and its Subsidiaries as set forth on Schedule 1 hereto.

                  "Business Day" means any day not a Saturday, Sunday or a day on which banks are required or permitted to be closed under the laws of the Commonwealth of Pennsylvania.

                  "Capital Expenditures" means, for any period, amounts accrued or incurred for fixed assets or improvements, replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including direct or indirect acquisition costs of such assets.

                  "Capital Leases" means capital leases and subleases, as defined in Statement 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

                  "Capitalization Ratio" means, as of any date of determination, the ratio of Funded Debt to Total Capital.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, as amended from time to time.

                  "Change of Control" means if at any time after the date of this Agreement: (i) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than the management group of Norman V. Edmonson, Donald T. Marshall, John P. McDonnell, Harold J. Cornelius, Max W. Hillman and Joseph M. Corvino (hereinafter called a "Controlling Person"); or (ii) a majority of the Board of Directors of the Company shall cease for any reason to consist of (1) individuals who on the date hereof are serving as directors of the Company or
(2) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the board is recommended or approved by a majority of the Board of Directors of the Company. For purposes of clause (i) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing Paragraph 9.1(f) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (b)(i) above.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time and regulations in effect from time to time.

                  "Commitment" means the sum of (i) the maximum aggregate principal amount which Banks, on a several basis, have agreed to advance under Section Two hereof, including the Swing Line Commitment (subject to the $5,000,000 sublimit set forth therein) and (ii) the available amount under Letters of Credit issued pursuant to Section Three hereof (subject to the $20,000,000 sublimit set forth therein) in which Banks have agreed to participate, such Commitment being in the aggregate, on the Effective Date, Seventy-Five Million Dollars ($75,000,000), subject to increase by up to an additional Fifteen Million Dollars ($15,000,000) pursuant to the terms of Paragraph 2.1(d) hereof.

                  "Default" means an event or circumstance which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

                  "Distributions Paid on Trust Securities" means all amounts payable by the Trust to the holders of the Trust Preferred Securities and Trust Common Securities.

                  "Documentation Agent" shall mean The Bank of Nova Scotia.

                  "EBITDA" means, for any fiscal period of SunSource Inc. and its Consolidated Subsidiaries, Net Income plus (i) Interest Expense (including all interest paid on the Junior Subordinated Debentures (whether paid in cash or in kind)), (ii) all provisions for income taxes, (iii) depreciation and amortization expense, and (iv) extraordinary losses, minus extraordinary gains, as each such item is determined in accordance with GAAP.

                  "Effective Date" means the date that all of the conditions set forth in Paragraph 5.1 hereof have been satisfied which is 11:59 p.m. on December 31, 1998.

                  "Environmental Control Statutes" means any federal, state or local laws governing control, storage, removal, spill, release or discharge of Hazardous Substances including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, in each case, including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

                  "Environmental Material Adverse Effect" means a material adverse effect on the business, financial condition or prospects of Borrowers, taken as a whole, greater than or equal to $1,000,000 per single event or $5,000,000 in the aggregate for all such environmental events as a result of any condition, circumstance or contingency.

                  "EPA" means the United States Environmental Protection Agency, or any successor thereto.

                  "ERISA Affiliate" means, when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organization within the meaning of Code Section 414(b), (c), (m) or (o) of which any Borrower or Guarantor is a member.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all rules and regulations in effect at any time.

                  "Event of Default" means an event described in Paragraph 9.1 hereof.

                  "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement among the Company, the Agent, the Banks and SunSub A and SunSub B, as guarantors, dated September 30, 1997.

                  "Existing Note Purchase Agreement" means that Note Purchase Agreement dated September 30, 1997, as amended, issued by SDI and its Subsidiaries set forth on Schedule I thereto for Sixty Million Dollars ($60,000,000) in privately-placed notes.

                  "Financial Standby Letter of Credit" means a Letter of Credit pursuant to which the beneficiary may draw following a default under an obligation to pay money to the beneficiary.

                  "Fixed Charges" means, at any date of determination for the most recently ended Rolling Period of SunSource Inc. and its Consolidated Subsidiaries, the sum of (i) Interest Expense (including interest paid on the Junior Subordinated Debentures to the extent paid in cash); (ii) rent expense;
(iii) scheduled maturities paid on Funded Debt (excluding the Loan); and (iv) cash dividends paid by the Company, all as determined in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of Adjusted EBITDAR to Fixed Charges for the most recently ended Rolling Period.

                  "Funded Debt" means, at any date of determination of SunSource Inc. and its Consolidated Subsidiaries, the sum of the following in such period, without duplication: (i) Indebtedness for borrowed money; (ii) Indebtedness evidenced by notes, debentures or similar instruments; (iii) Capital Leases;
(iv) guarantees of Indebtedness or Capital Leases; and (v) Letters of Credit and letter of credit reimbursement obligations. For purposes of this definition, Funded Debt does not include the Junior Subordinated Debentures.

                  "GAAP" shall mean generally accepted accounting principles, which shall be (i) applied in accordance with the Statement on Auditing Standards No. 69 "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report,"(SAS 69) or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and (ii) in the form and content of any requirements for financial statements filed with the Securities and Exchange Commission, in all cases applied on a consistent basis. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period except such changes in accounting principles approved by the Company's outside auditors.

                  "Guarantors" means, individually, and individually and collectively, those Subsidiaries set forth on Schedule 2 attached hereto.

                  "Hazardous Substance" means petroleum products and items defined in the Environmental Control Statutes as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutants.

                  "Indebtedness" of any person means and includes all obligations of such person which, in accordance with GAAP, shall be classified on a balance sheet of such person as liabilities of such person and in any event shall include, without duplication, all (i) obligations of such person for borrowed money or which have been incurred in connection with acquisition of property or assets, (ii) obligations secured by any lien upon property or assets owned by such person, notwithstanding that such person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capital Leases,
(v) guarantees and (vi) letters of credit and letter of credit reimbursement obligations.

                  "Interest Expense" means for any fiscal period, the interest expense of SunSource Inc. and its Consolidated Subsidiaries, as determined in accordance with GAAP for such period.

                  "Indenture" means the Indenture dated as of September 5, 1997 between the Company and Bank of New York, as trustee, providing for the issuance of the Junior Subordinated Debentures.

                  "Junior Subordinated Debentures" means the unsecured subordinated obligations of the Company deposited in the Trust as trust assets upon the 1997 Conversion, the terms of which are included in the Indenture.

                  "Letters of Credit" means each Performance Standby Letter of Credit and each Financial Standby Letter of Credit, issued pursuant to Section Three of this Agreement by the Agent and in which the Banks shall participate, with such terms as may be agreed by Borrowers, the applicable beneficiary and Agent at the time of issuance thereof.

                  "Leverage Ratio" means as of any date of determination of SunSource Inc. and its Consolidated Subsidiaries, the ratio of Funded Debt as of such date to EBITDA for the most recently ended Rolling Period.

                  "Loan" or "Loans" means the outstanding principal balance of Indebtedness for Advances, plus the outstanding principal balance of Indebtedness for Advances on Swing Line Loans under Paragraph 2.13 of this Agreement, plus the unreimbursed amount of any draws on Letters of Credit, in each case, together with interest accrued thereon and fees and expenses incurred in connection therewith.

                  "Local Authorities" means individually and collectively the state and local governmental authorities and administrative agencies which govern the commercial or industrial facilities or businesses owned or operated by Borrowers.

                  "Material Adverse Change" means a material adverse change in the business, financial condition or prospects of Borrowers taken as a whole as a result of any condition, circumstance or contingency, either singly or in the aggregate.

                  "Material Adverse Effect" means a material adverse effect on the business, financial condition or prospects of Borrowers taken as a whole as a result of any condition, circumstance or contingency, either singly or in the aggregate.

                  "Material Subsidiary" means any Subsidiary which either: (i) comprised five percent (5%) or more of the assets of SunSource Inc. and its Consolidated Subsidiaries as of the most recent date for which a balance sheet has been delivered (or is required to have been delivered) hereunder, or (ii) was responsible for five percent (5%) or more of EBITDA for the most recent Rolling Period.

                  "Maximum Principal Amount" means the maximum principal amount of the Commitment which each Bank has agreed to lend or to participate in the issuance of Letters of Credit as set forth on Schedule 3 attached hereto.

                  "Net Cash Proceeds" of (A) any sale of assets shall mean the cash proceeds received by the seller in such a transaction less (i) the reasonable costs of the transaction, (ii) indebtedness secured by any lien on such assets which is paid from such proceeds and (iii) any tax payment required to be made as a result of the gain (if any) on such sale; and (B) any other prepayment of the Loan and Senior Notes shall mean the total amount of such payment to the Banks and the holder of the Senior Notes.

                  "Net Income" means, for any period, SunSource Inc. and its Consolidated Subsidiaries' gross revenue for such period (excluding extraordinary gains and losses) less all expenses and other proper charges (including taxes on income), in each case as determined in accordance with GAAP.

                  "Net Worth" means, as of any date of determination, Total Assets minus Total Liabilities in SunSource Inc. and its Consolidated Subsidiaries, as stated on the financial statements most recently delivered to Banks pursuant to Paragraphs 6.2 and 6.3 hereof, as applicable.

                  "Note Purchase Agreement" means the Amended and Restated Note Purchase Agreement dated as of the date hereof between Borrowers and Teachers Insurance and Annuity Association of America providing for the issuance of the Senior Notes, as amended, modified or supplemented from time to time pursuant to the terms thereof and hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Performance Standby Letter of Credit" means a Letter of Credit pursuant to which the beneficiary may draw following a default by Borrowers under an obligation, other than an obligation to pay money, owed to the beneficiary.

                  "Permitted Investments" means (i) investments in commercial paper maturing in 180 days or less from the date of issuance which is rated Al or better by Standard & Poor's Corporation or Pl or better by Moody's Investors Services, Inc.; (ii) investments in direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within twelve (12) months of the date of acquisition thereof; (iii) investments in certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $1,000,000,000 and the long-term deposits of which are rated Al or better by Moody's Investors Services, Inc. or equivalent by Standard & Poor's Corporation; (iv) money market funds invested in vehicles of the types set forth in subsections (i) through (iii); and (v) other investments not to exceed $500,000 in the aggregate made from the date hereof to the Termination Date.

                  "Plan" means any pension benefit or welfare benefit plan as defined in section 3(1), (2) or (3) of ERISA covering employees of Borrowers or any ERISA Affiliate.

                  "Pro Rata Share" means as to a Bank the ratio which the outstanding principal balance of its portion of the Loan hereunder bears to the aggregate outstanding principal balance of the Loan at any time; or if no Indebtedness is outstanding hereunder, its percentage share of the Commitment.

                  "Promissory Notes" means collectively the Promissory Notes in the form of Exhibit B attached hereto to be delivered by Borrowers to Banks pursuant to Paragraph 5.1(a) hereof, as the same may be amended or modified or extended or restated from time to time.

                  "Required Banks" means those Banks (which may include Agent) holding sixty-six and two-thirds percent (66-2/3%) or more of the amount of the Commitment or, if Indebtedness is outstanding hereunder, sixty-six and two-thirds percent (66-2/3%) or more of the Loan.

                  "Restricted Payments" means (i) any dividend or distribution on, or the purchase, redemption, prepayment or other retirement of the common securities of the Company; and (ii) the payment of principal or interest on or the purchase, redemption, prepayment or other retirement of the Junior Subordinated Debentures.

                  "Rolling Period" means, as of any date, the most recent four
(4) consecutive fiscal quarters of SunSource Inc. and its Consolidated Subsidiaries completed on or before such date.

                  "Sale of Material Assets" means any sale, transfer or other disposition of any Borrower's or any Subsidiary's assets in transactions (not related to the 1998 Conversion) in which the total consideration paid or payable to Borrowers (including without limitation all cash, liabilities assumed and the fair market value of any stock provided in such transaction) is, in the aggregate, as to all such transactions after the date of this Agreement, greater than Fifteen Million Dollars ($15,000,000).

                  "SDIPI" means SDI Partners I, L.P., the general partner of SDI Operating Partners, L.P.

                  "Senior Notes" means the Company's 7.66% Senior Notes due 2002 issued in an original aggregate principal amount of Sixty Million Dollars ($60,000,000) pursuant to the Note Purchase Agreement.

                  "Subsidiary" or "Subsidiaries" means any corporation of which the Company, directly or indirectly, owns more than fifty percent (50%) of any class or classes of securities. Those Subsidiaries of the Company set forth on
Schedule 1 attached hereto are, collectively with the Company, the Borrowers, and those Subsidiaries of the Company set forth on Schedule 2 attached hereto are the Guarantors.

                  "SunSource Inc. and its Consolidated Subsidiaries" means the Company and its consolidated subsidiaries as defined in accordance with GAAP.

                  "Swing Line Commitment" means the obligation of the Agent to make the Swing Line Loan pursuant to Paragraph 2.13 hereof in the aggregate principal amount of Five Million Dollars ($5,000,000).

                  "Swing Line Loan" means an Advance under the Swing Line Commitment made by the Agent on behalf of the Banks pursuant to Paragraph 2.13 hereof.

                  "Termination Date" means the earlier of (i) September 30, 2002 or (ii) the date on which the Commitment is terminated pursuant to Paragraphs
2.8 and 9.2 hereof.

                  "Total Assets" means, as of any date of determination, all assets of SunSource Inc. and its Consolidated Subsidiaries, as set forth on SunSource Inc. and its Consolidated Subsidiaries' financial statements most recently delivered to Banks pursuant to Paragraphs 5.1, 6.2 and 6.3 hereof, as defined in accordance with GAAP.

                  "Total Capital" means, at any date of determination of SunSource Inc. and its Consolidated Subsidiaries, the sum of the following: (i) Funded Debt; (ii) the outstanding principal amount of Junior Subordinated Debentures; and (iii) Net Worth.

                  "Total Liabilities" means, as of any date of determination, all liabilities and deferred items of SunSource Inc. and its Consolidated Subsidiaries, as set forth on SunSource Inc. and its Consolidated Subsidiaries' financial statements most recently delivered to Banks pursuant to Paragraphs 5.1, 6.2 and 6.3 hereof, as defined in accordance with GAAP.

                  "Trade Notes" means Indebtedness of the Company secured by the Company's inventory of glass and window products pursuant to financing plans in the normal course of business for value received.

                  "Trust" shall mean SunSource Capital Trust, a Delaware statutory business trust, which is the issuer of the Trust Preferred Securities to the former holders of the A interests in SunSource L.P. and the Trust Common Securities to SunSource Inc.

                  "Trust Preferred Securities" means the preferred securities issued by the Trust pursuant to the 1997 Conversion.

                  "Trust Common Securities" means the common securities issued by the Trust pursuant to the 1997 Conversion.

                  "Year 2000 Compliant" means, as to any computer system or application or micro-processor dependent good or equipment, that it is designed and intended to be used prior to, during and after the calendar year 2000 AD and that it will operate as designed and intended during each such time period without error relating to date data or date information, specifically including any error relating to, or the product of, date data or date information that represents or references different centuries or more than one century.

                  1.2.  Rules of Construction.

                          (a) GAAP. Except as otherwise provided herein,
financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP. If Borrowers or Required Banks determine that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to their detriment under this Agreement, such party may, by written notice to the other within thirty (30) days after the effective date of such change in GAAP, request renegotiation and the parties agree to negotiate in good faith to modify such financial covenants affected by such change to reflect equitably such change. If Borrowers and Required Banks have not agreed on revised covenants within thirty
(30) days after the delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change occurred that gave rise to the notice.

                          (b) Use of Term "Consolidated". Any term defined in
Paragraph 1.1 hereof, when modified by the word "Consolidated," shall have the meaning given to such term herein as to the Company on a consolidated basis with its Subsidiaries and all other entities whose accounts, financial results or position, for either federal income tax or financial accounting purposes, are consolidated with those of the Company in accordance with GAAP.


                                   SECTION TWO
                              REVOLVING CREDIT LOAN
                              ---------------------

                  2.1. (a) The Facility. From time to time prior to the Termination Date, subject to the provisions below, each Bank on a several basis up to its Maximum Principal Amount shall make Advances to Borrowers on a joint and several basis and Borrowers may repay and reborrow under the Commitment an aggregate principal amount not to exceed at any time outstanding the aggregate Commitment as from time to time in effect less (i) outstanding Advances, (ii) the amount of any Swing Line advances outstanding under Paragraph 2.13 hereof; and (iii) the aggregate amount of all amounts available under and unreimbursed draws with respect to Letters of Credit.

                       (b) Amendment and Restatement. This Agreement amends and restates, replaces and supersedes the Existing Credit Agreement; provided, however, that the execution and delivery of this Agreement shall not in any circumstance be deemed to have terminated, extinguished, or discharged the Company's Indebtedness under the Existing Credit Agreement, all of which Indebtedness and the guaranties therefor shall continue under and be governed by this Agreement and the other Loan Documents. This Agreement IS NOT A NOVATION. Subject to receipt by Agent of an appropriately completed Advance/Credit Request Form, all amounts outstanding under the Existing Credit Agreement are and shall be deemed to be outstanding under this Agreement as of the Effective Date.

                       (c) Authority of the Company. Each of the Borrowers hereby irrevocably authorizes and requests that the Company execute all Advance/Credit Request Forms, make all elections as to interest rates and take any other actions required or permitted of Borrowers hereunder, on its respective behalf, in each case with the same force and effect as if such Borrower had executed such Advance/Credit Request Form, made such election or taken such other action itself.

                       (d) Potential Increase of Commitment.

                           (i) For a period of up to thirty (30) days after the
Effective Date, upon the consent of Agent and Borrowers, PNC may join in and become a Bank under this Agreement. Upon such joinder, the Commitment shall be increased by up to an additional Fifteen Million Dollars ($15,000,000) (the "Additional Commitment"). Upon such joinder, PNC and Borrowers shall execute appropriate joinder documentation (including without limitation, promissory notes, resolutions, certificates and opinions) in form and substance acceptable to Agent.

                           (ii) Banks (excluding PNC), shall have no obligation
to increase their Pro Rata Share of the Commitment upon the joinder of PNC pursuant to clause (i) above. Banks hereby acknowledge that the Commitment may be increased by the Additional Commitment, and that no approval of any Bank (other than Agent) is required for such increase.

                  2.2. Promissory Notes. The Indebtedness of Borrowers to each Bank under the Loan will be evidenced by a Promissory Note executed by Borrowers in favor of such Bank in the form of Exhibit B hereto. The original principal amount of each Bank's Promissory Note will be the amount identified in Schedule 3 attached hereto as its respective Maximum Principal Amount; provided, however, that notwithstanding the face amount of each such Promissory Note, Borrowers' liability under each such Promissory Note shall be limited at all times to its actual Indebtedness, principal, interest and fees, then outstanding hereunder.

                  2.3. Banks' Participation. Banks shall participate in the Loan in the Maximum Principal Amounts and percentages set forth in Schedule 3 attached hereto.

                  2.4. Use of Proceeds. Funds advanced under the Loan shall be used by the Borrowers solely for general corporate purposes, including working capital, acquisition financing and related reasonable transaction expenses.

                  2.5. Repayment. The aggregate outstanding principal balance under the Loan on the Termination Date shall be due and payable in full on the Termination Date, subject to earlier payments required pursuant to Paragraph 2.8(c) and (d) hereof in connection with reductions of the amount of the Commitment (including voluntary reductions, reductions by Banks following an Event of Default and reductions required in connection with certain sales of assets). Notwithstanding the immediately preceding sentence, the aggregate outstanding balance of the Promissory Notes shall be due and payable on the date of Banks' notice to Borrowers of the occurrence of an Event of Default, termination of the Commitment and acceleration of the Loan.

                  2.6. Interest. Portions of the Loan shall bear interest on the outstanding principal amount thereof in accordance with the following provisions:

                  Definitions. As used in this Paragraph 2.6, the following words and terms shall have the meanings specified below:

                  "Adjusted Libor Rate" shall mean, for any Interest Period, as applied to a Portion, the rate per annum (rounded upwards, if necessary to the next 1/100 of 1%) determined pursuant to the following formula:

                  Adjusted Libor Rate  =        Libor Rate
                                        --------------------------
                                                1 - Reserve Percentage

For purposes hereof, "Libor Rate" shall mean, as applied to a Portion, the rate which appears on the Telerate page 3750 at approximately 9:00 a.m. Philadelphia time two (2) London Business Days prior to the commencement of such Interest Period for the offering to leading banks in the London Interbank Market of deposits in United States Dollars or alternate currency ("Eurodollars") or, if such rate does not appear on the Telerate page 3750, the rate which appears (or, if two or more such rates appear, the average rounded up to the nearest 1/100 of 1% of the rates which appear) on the Reuters Screen LIBO Page as of 11:00 a.m. London time two (2) London Business Days prior to the commencement of the Interest Period in amounts substantially equal to such Portion as to which Borrowers may elect the Adjusted Libor Rate to be applicable with a maturity of comparable duration to the Interest Period selected by Borrowers.

                  "Applicable Margin" shall mean, with respect to each Portion bearing interest at the Adjusted Libor Rate, the percentage per annum set forth in the appropriate column below that corresponds to the Leverage Ratio.

Level                      Leverage Ratio                   Applicable Margin
-----                      --------------                   -----------------

I                          less than 3.25 to 1                   1.50%
                           but greater than
                           or equal to 2.75 to 1

II                         less than 2.75 to 1                   1.25%
                           but greater than
                           or equal to 2.25 to 1

III                        less than 2.25 to 1                   1.00%

                  The Applicable Margin shall adjust automatically, as appropriate, on the day following delivery of a quarterly Compliance Certificate in accordance with Paragraph 6.2 or 6.3 hereof, provided, that in the event that a quarterly compliance certificate has not been delivered within ten (10) days after the date required by Paragraph 6.2 or 6.3, then the Applicable Margin shall adjust to Level I as of the latest date of required delivery; provided, further, however, that the Applicable Margin shall readjust retroactively to the date such certificate was required to be delivered by Paragraph 6.2 or 6.3 if the Applicable Margin shall increase based on such Compliance Certificate and shall readjust on the day after delivery of such delinquent Compliance Certificate if the Applicable Margin shall decrease or remain the same based on the ratio set forth in such Compliance Certificate.

                  "Base Rate" shall mean the highest of (i) the Federal Funds Rate plus one half of one percent (1/2%) per annum, or (ii) the Prime Rate.

                  "Federal Funds Rate" means for any day the effective rate of interest for such day, as announced from time to time by the Board of Governors of the Federal Reserve System as shown in publication H.15 as the "Federal Funds Rate."

                  "Interest Period" means a period of one (l), two (2), three
(3) or six (6) months' duration, as Borrowers may elect, during which the Adjusted Libor Rate is applicable; provided, however, that (a) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires; (b) any Interest Period which would otherwise end on a day which is not a London Business Day shall be extended to the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day; and (c) with respect to an Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last London Business Day of a calendar month.

                  "London Business Day" shall mean any Business Day on which banks in London, England are open for business.

                  "Portion" shall mean a portion of a Loan as to which Borrowers have elected a specific interest rate and, in the case of a Portion bearing interest at a rate based upon the Adjusted Libor Rate, an Interest Period.

                  "Prime Rate" shall mean the rate of interest announced by Agent from time to time as its prime rate.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended and as may be amended from time to time, and any successor thereto.

                  "Reserve" shall mean, for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to a Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

                  "Reserve Percentage" shall mean, for a Bank on any day, that percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Bank is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Bank is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for deposits of United States Dollars in a nonUnited States or an international banking office of a Bank used to fund a Portion bearing interest based on the Adjusted Libor Rate or any loan made with the proceeds of such deposit. The Adjusted Libor Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                           (a) Interest on Loan.

                               (i) At the Company's election in accordance with
the provisions of Paragraph 2.6(c) below, in the absence of an Event of Default or Default hereunder, and prior to maturity, any Portion of the Loan shall bear interest at any one of the following rates:


                                     (A) Base Rate. The Base Rate, such rate to
                                   change when and as the Base Rate changes.

                                     (B) Adjusted Libor-Based Rate. The Adjusted
                                   Libor Rate plus the Applicable Margin.

                               (ii) Notwithstanding the foregoing, upon the
occurrence and during the continuance of an Event of Default or Default hereunder, including after maturity and before and after judgment, Borrowers hereby agree to pay to Banks interest on the outstanding principal balance of the Loan at the rate of two percent (2%) per annum in excess of the rates then available to and elected by the Company for each Portion then outstanding, and with respect to Portions bearing interest based on the Adjusted Libor Rate, at the end of the applicable Interest Periods and thereafter, such Portions shall bear interest at the rate of two percent (2%) per annum in excess of the Base Rate, such rate to change when and as the Base Rate changes.

                           (b) Procedure for Determining Interest Periods and
Rates of Interest.

                               (i) If the Company elects the Base Rate to be
applicable to a Portion, the Company must notify Agent of such election prior to one o'clock (1:00) p.m. Philadelphia time one (1) Business Day prior to the date of the proposed application of such rate. If the Company elects the Adjusted Libor Rate to be applicable to a Portion, the Company must notify Agent of (A) such election and (B) the Interest Period selected prior to one o'clock (1:00) p.m. Philadelphia time at least three (3) London Business Days prior to such Advance or the commencement of the proposed Interest Period. If Company does not provide the applicable notice for the Adjusted Libor Rate, then the Borrowers shall be deemed to have requested that the Base Rate apply to any Portion as to which the Interest Period is expiring and to any new Advance of the Loan until Borrowers shall have given proper notice of a change in or determination of the rate of interest in accordance with this Paragraph 2.6(b).

                                    (ii) Borrowers shall not elect more than
five (5) different Portions (other than Portions bearing interest at the Base
Rate) to be applicable to the Loan at one time.

                           (c) Payment and Calculation of Interest. Interest
shall be due and payable on the last day of each Interest Period for each Portion bearing interest based on the Adjusted Libor Rate; provided, however, that with respect to Portions which bear interest at the Adjusted Libor Rate having Interest Periods in excess of three (3) months, the Borrowers shall pay interest on the ninetieth (90th) day of the Interest Period and on the last day of the Interest Period. With respect to Portions which bear interest at the Base Rate, the Borrowers shall pay interest on the last Business Day of each month commencing on the first such date after the first Advance which bears interest at the Base Rate. Interest shall be calculated in accordance with the provisions of Paragraph 2.6(a) hereof; interest based on the Base Rate shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and interest based on the Adjusted Libor Rate shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

                           (d) Reserves. If at any time when a Portion is
subject to the Adjusted Libor Rate, and a Bank is subject to and incurs a Reserve, Borrowers hereby agree to pay within five (5) Business Days of demand thereof from time to time, as billed by Agent on behalf of itself or a Bank, such additional amount as is necessary to reimburse such Bank for its costs in maintaining such Reserve to the extent such costs are not reflected in the Reserve Percentage used to determine the Adjusted Libor Rate. Such amount shall be computed by taking into account the cost incurred by the Bank in maintaining such Reserve in an amount equal to such Bank's ratable share of the Portion on which such Reserve is incurred. The determination by Agent on behalf of any Bank of such costs incurred and the allocation, if any, of such costs among Borrowers and other customers which have similar arrangements with such Bank shall be prima facie evidence of the correctness of the fact and the amount of such additional costs. Upon notification to Borrowers of any payment required pursuant to this Paragraph 2.6(d), Borrowers may, subject to the payment of all amounts due under this provision as of such date and the provisions of Paragraph 2.10, repay the Portion with respect to which such payment is required.

                           (e) Special Provisions Applicable to Adjusted Libor
Rate. The following special provisions shall apply to the Adjusted Libor Rate:

                               (i) Change of Adjusted Libor Rate. The Adjusted
Libor Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve

System (or any successor), excluding the Reserve Percentage, and any Reserve which has resulted in a payment pursuant to Paragraph 2.6(d), that increase the cost to Banks of funding the Loan or a Portion thereof bearing interest at the Adjusted Libor Rate. Agent shall give the Borrowers notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment. Borrowers may, by notice to Agent, (A) request Agent to furnish to Borrowers a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment; and/or (B) repay the Portion of the Loan with respect to which such adjustment is made, subject to the requirements of Paragraph 2.10 hereof.

                                    (ii) Unavailability of Eurodollar Funds. In
the event that Borrowers shall have requested the rate based on the Adjusted Libor Rate in accordance with Paragraph 2.6(b) hereof and any Bank shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the Portion and for the Interest Period specified are unavailable, or that the rate based on the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Portion specified by the Borrowers during the Interest Period specified or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate applicable to the specified Interest Period, Agent shall promptly give notice of such determination to the Borrowers that the rate based on the Adjusted Libor Rate is not available. A determination by such Bank hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, the Banks' obligation to advance or maintain Portions at the Adjusted Libor Rate shall be suspended until Agent shall have notified the Borrowers and Banks that such conditions shall have ceased to exist, and the Base Rate shall be applicable to all Portions.

                                    (iii) Illegality. In the event that it
becomes unlawful for a Bank to maintain Eurodollar liabilities sufficient to fund any Portion of the Loan bearing interest at the rate based on the Adjusted Libor Rate, then such Bank shall immediately notify the Borrowers thereof (with a copy to Agent) and such Bank's obligations hereunder to make or maintain Advances bearing interest based on the Adjusted Libor Rate shall be suspended until such time as such Bank may again cause the rate based on the Adjusted Libor Rate to be applicable to its share of any Portion of the outstanding principal balance of the Loan and such Bank's share of any Portion shall then be subject to the Base Rate.

                  2.7. Advances.

                       (a) At the time the Company provides the requisite notices set forth in Paragraph 2.6(b) hereof relating to the election of interest rates, the Company shall give Agent written notice of each requested Advance under the Commitment, specifying the date, amount and purpose thereof. The Company shall give Agent three (3) London Business Days notice of an Advance for an Adjusted Libor Rate Loan, one (1) Business Day notice of an Advance for a Base Rate Loan, and same day notice of an Advance for a Swing Line Loan. Such notices shall be in the form of the Advance/Credit Request Form attached hereto as Exhibit A, shall be certified by the chief financial officer or controller of the Company and shall contain the following information and representations, which shall be deemed affirmed and true and correct as of the date of the requested Advance:

                                    (i) the aggregate amount of the requested
Advance, which for Base Rate Loans and Adjusted Libor Rate Loans shall be in multiples of $100,000 but not less than the lesser of $2,000,000 or the unborrowed balance of the Commitment;

                                    (ii) confirmation of the interest rate(s)
the Borrowers have elected to apply to the above Advance and, if more than one interest rate has been elected, the amount of the Portion as to which each interest rate shall apply;

                                    (iii) confirmation of Borrowers' compliance
with Paragraphs 6.13 through 6.15 and Section Seven hereof after giving effect to such Advance of the Loan;

                                    (iv) statements that the representations and
warranties set forth in Section Four hereof are true and correct in all material respects as of the date thereof; no Event of Default or Default has occurred and is then continuing; and there has been no Material Adverse Change since the date of the quarterly and audited annual financial statements most recently delivered by Borrowers to Banks pursuant to Paragraphs 5.1(e), 6.2 and 6.3 of this Agreement; and

                           (b)      (i)  Upon receiving a request for an Advance
in accordance with subparagraph (a) above, Agent shall request by written notice to Banks that each Bank advance funds to Agent so that each Bank participates in the requested Advance in the same percentage as it participates in the Commitment. Each Bank shall advance its applicable percentage of the requested Advance to Agent by delivering federal funds immediately available at Agent's offices prior to twelve o'clock (12:00) noon Philadelphia time on the date of the Advance. Subject to the satisfaction of the terms and conditions hereof, Agent shall make the requested Advance available to the Borrowers by crediting such amount to the Company's or applicable Borrowers' deposit account with Agent not later than two o'clock (2:00) p.m. Philadelphia time on the day of the requested Advance; provided, however, that in the event Agent does not receive a Bank's share of the requested Advance by such time as provided above, Agent shall not be obligated to advance such Bank's share.

                                    (ii) Unless Agent shall have been notified
by a Bank prior to the date such Bank's share of any such Advance is to be made by such Bank that such Bank does not intend to make its share of such requested Advance available to Agent, Agent may assume that such Bank has made such proceeds available to Agent on such date, and Agent may, in reliance upon such assumption (but shall not be obligated to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Bank on the date the Advance is made, Agent shall be entitled to recover such amount on demand from such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on (but excluding) the date Agent recovers such amount, at a rate per annum, equal to the effective rate for overnight federal funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day). If such Bank fails to pay such amount to Agent upon demand, Agent may demand repayment thereof from Borrowers, together with interest accrued thereon at the rate per annum applicable to the Advance which such Bank failed to fund.

                           (c) Each request for an Advance pursuant to this
Paragraph 2.7 shall be irrevocable and binding on the Borrowers. In the case of any requested Advance which is to be based upon the Adjusted Libor Rate, the Borrowers shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date of the requested Advance the applicable conditions thereto set forth in Section Five hereof, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Bank to fund the requested Advance when such Advance, as a result of such failure, is not made on such date, as calculated by Agent in accordance with Exhibit C attached hereto.

                  2.8. Reduction and Termination of Commitment; Voluntary and Mandatory Prepayment.

                           (a) Voluntary. Borrowers shall have the right at any
time and from time to time, upon three (3) Business Days prior written notice to Agent, to reduce the Commitment in whole or in part to be shared among the Banks based on each Bank's respective Pro Rata Share in increments of Five Million Dollars ($5,000,000) without penalty or premium.

                           (b) Default. Pursuant to Paragraph 9.2 hereof, upon
the occurrence of any Event of Default hereunder, Required Banks shall have the right to terminate the Commitment at any time in their discretion and upon notice to Borrowers (and the Commitment shall terminate automatically without notice if an Event of Default described in Paragraph 9.1(h) shall occur).

                           (c) Mandatory Prepayments; Sale of Material Assets.
In connection with any Sale of Material Assets, the Commitment shall be automatically and permanently reduced by the Banks' Applicable Share of the amount by which the Net Cash Proceeds thereof exceed the amounts permitted to be sold pursuant to Paragraph 7.7 hereof; provided that in connection with any amounts due under this provision, the holder of the Senior Notes is simultaneously offered a prepayment so that the amount paid to the Banks equals the Banks' Applicable Share of the Net Cash Proceeds required to be paid as set forth above.

                           (d) Payments. On the effective date of each reduction
permitted or required by clauses (a) and (c) of this Paragraph 2.8, Borrowers shall make a payment of the

Loan in an amount, if any, by which the aggregate outstanding principal balance of the Loan plus the undrawn amount of all Letters of Credit exceeds the amount of the Commitment as then so reduced, together in all cases with accrued interest on the amount so paid, and if a Portion is paid prior to the last day of an Interest Period, Borrowers shall also pay any funding costs and loss of earnings and anticipated profits which may arise in connection with such prepayment or repayment, as required by Paragraph 2.10 hereof.

                           (e) Reductions Permanent. Any termination or
reduction of the Commitment shall be permanent, and the Commitment cannot thereafter be restored or increased without the written consent of all Banks.

                  2.9. Prepayment. Borrowers may prepay the outstanding Advances at any time without premium or penalty and may reborrow under the Commitment upon the terms and conditions set forth therein; provided, however, that (i) Borrowers shall give Agent one (1) Business Day's notice of a payment on a Portion bearing interest at the Base Rate; and (ii) Portions bearing interest at the Adjusted Libor Rate may only be paid on the last day of the applicable Interest Period.

                  2.10. Funding Costs; Loss of Earnings. In connection with any prepayment or repayment of a Portion bearing interest based on the Adjusted Libor Rate made on other than the last day of the applicable Interest Period, whether such prepayment or repayment is voluntary, mandatory, by demand, acceleration or otherwise, Borrowers shall pay to Banks all funding costs and loss of earnings and anticipated profits which may arise in connection with such prepayment or repayment, as calculated by Agent in accordance with Exhibit C attached hereto.

                  2.11. Payments. All payments of principal, interest, fees and other amounts due hereunder, including any prepayments thereof, shall be made by Borrowers to Agent in immediately available funds before twelve o'clock (12:00) noon Philadelphia time on any Business Day at the principal office of Agent set forth at the beginning of this Agreement. Borrowers hereby authorize Agent to charge Borrowers' accounts with Agent for all payments of principal, interest and fees when due hereunder.

                  2.12. Commitment Fee. Borrowers shall pay to Agent for the benefit of Banks a commitment fee on the average daily amount of the unused portion of the Commitment at the rate of .375 percent per annum. Such fee shall be paid from the date hereof through the Termination Date, which fee shall be payable at the offices of Agent quarterly in arrears on the last day of each January, April, July and October, as billed by Agent. Banks shall share in such commitment fee in the same proportion as they participate in the Commitment. The commitment fee shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

                  2.13. Swing Line Loans.

                        (a) Swing Line Commitment. Subject to the terms and conditions hereof, Agent, on behalf of the Banks, may, in Agent's discretion, from the date hereof through and including the Termination Date, make Swing Line Loans to Borrowers on a joint and several basis from time to time in an aggregate principal amount at any one time outstanding not to exceed Five Million Dollars ($5,000,000); provided, however, that no Swing Line Loan shall be made if after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, such Swing Line Loan shall exceed the aggregate Commitment as from time to time in effect less (i) outstanding Advances, (ii) the amount of any prior Swing Line advances outstanding under this Paragraph, and (iii) the aggregate amount of all amounts available under and unreimbursed draws with respect to Letters of Credit. Except as otherwise may be agreed upon from time to time between the Company and the Agent, Borrowers shall give Agent written notice of each requested Advance of a Swing Line Loan. Such notice of a requested Advance of a Swing Line Loan shall be certified by the chief financial officer or controller of the Company and shall be in the form of the Advance/Credit Request Form attached hereto as Exhibit A. Within the foregoing limits, the Borrowers may repay and reborrow under the Swing Line Commitment prior to the Termination Date, subject to and in accordance with the terms and limitations hereof.

                        (b) Interest. The interest rate applicable to a Swing Line Loan shall be the Base Rate and shall be paid to the Agent for its own account on the last day of each month.

                        (c) Payment. Each Swing Line Loan shall be due and payable on the earlier of: (i) the Termination Date and (ii) one (1) Business Day after the date on which Agent shall have demanded payment thereof; provided, however, that the Borrowers may pay the Swing Line Advance on any date in their discretion with same day notice to the Agent without premium or penalty.

                        (d) Procedure for Swing Line Loans. Subject to the terms and conditions hereof, the Borrowers may borrow under the Swing Line Commitment on any Business Day prior to the Termination Date. Except as otherwise may be agreed upon from time to time between the Company and the Agent, the Borrowers shall give Agent irrevocable notice, which notice must be received by the Agent prior to one o'clock (1:00) p.m., Philadelphia time, on the requested date, specifying in the notice (a) the amount requested to be borrowed and (b) the requested borrowing date. The proceeds of each Swing Line Loan will be made available by the Agent to the Borrowers by the Agent crediting the account of the Borrowers with such proceeds on the requested borrowing date.

                        (e) Allocating Swing Line Loans; Swing Line Loan Participation.

                            (i) The Agent may, in its sole and absolute
discretion, direct that all Swing Line Loans owing to it be refunded by delivering a notice (a "Notice of Swing Line Refunding") to each Bank and, unless an Event of Default described in Paragraph 9.1(h) (an "Insolvency Event of Default") in respect of a Borrower has occurred, to the Borrowers, and each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Company of an Advance/Credit Request Form for an Advance to bear interest at the Base Rate in an amount equal to the amount of the Swing Line Loans outstanding on such date. Unless an Insolvency Event of Default shall have occurred (in which case the procedures of Paragraph 2.13(e)(ii) shall apply), each Bank (including the Agent in its capacity as a Bank) shall (i) make a Loan to Borrowers in an amount equal to such Bank's percentage share of the Commitment of the aggregate principal amount of the Swing Line Loans outstanding on the date of delivery of the applicable Notice of Swing Line Refunding and
(ii) make the proceeds of its Loan available to the Agent for the account of the Agent at the office of the Agent prior to twelve o'clock (12:00) noon, Philadelphia time, in funds immediately available to the Agent on the Business Day next succeeding the date such notice is given. The proceeds of such Loans shall be immediately applied to repay the outstanding Swing Line Loans.

                            (ii) If an Insolvency Event of Default occurs prior
to an Advance pursuant to a Notice of Swing Line Refunding, each Bank (other than the Agent) shall, on the date a Loan would have been made pursuant to such Notice of Swing Line Refunding (the "Refunding Date"), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to
(i) such Bank's Pro Rata Share times (ii) the aggregate principal amount of the Swing Line Loans then outstanding which were to have been repaid with Loans (the "Swing Line Participation Amount"). On the Refunding Date, each Bank shall transfer to the Agent, in immediately available funds, such Bank's Swing Line Participation Amount.

                            (iii) Whenever, at any time after the Agent has
received from any Bank such Bank's Swing Line Participation Amount, the Agent receives any payment on account thereof, the Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed by the Agent to it in like funds as such payment is required to be returned by the Agent.

                            (iv) Each Bank's obligation to make Loans pursuant
to Paragraph 2.13(a) and to purchase participating interests shall be absolute and unconditional and shall not be affected by any circumstances including, without limitation, (i) any setoff counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or any Borrower, or any Borrower may have against any Bank or any other person, as the case may be, for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or the Guarantors; (iv) any breach of this Agreement by any party hereto; (v) the failure to satisfy any condition to the making of any Loan hereunder; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.14. Regulatory Changes in Capital Requirements. If any Bank shall have determined that the adoption or the effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company if any, as a consequence of this Agreement, the Commitment, Advances, Letters of Credit or the Loan made by such Bank pursuant hereto to a level below that which such Bank or its holding company would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrowers shall pay to such Bank, within five (5) Business Days after receiving such Bank's demand therefor and the certificate referred to below, such additional amount or amounts as will compensate such Bank or its holding company for any such reduction suffered, which amount, if not paid within such period of five (5) Business Days, shall bear interest from the date due until payment in full thereof at the rate provided in Paragraph 2.6(a)(ii) hereof. Such Bank will notify the Borrowers of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Paragraph 2.14 as promptly as practicable after it obtains knowledge thereof.

                  A certificate of such Bank setting forth in detail such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified above and describing the calculation of such amount shall be delivered to the Borrowers and shall be conclusive absent manifest error. For purposes of the application of this Paragraph 2.14 to Borrowers and in calculating any amount that may be necessary to compensate a Bank under this Paragraph 2.14, such Bank shall determine the applicability of this provision to Borrowers and calculate the amount payable to such Bank hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their credit agreements comparable to this Paragraph 2.14.

                  Failure on the part of any Bank to demand compensation for increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to any other period.

                  2.15. Taxes.

                        (a) Net Payment by Borrowers. Except as provided below, all payments by Borrowers hereunder shall be made without deduction for and free and clear of all taxes, levies, imposts, or charges and all liabilities (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto.

                            (i) U. S. Withholding Taxes. Borrowers and Agent
shall be entitled to deduct and withhold United States withholding taxes with respect to all payments to be made hereunder to a Bank as may be required by United States law. Within thirty (30) days after the date of any payment of withheld taxes by Borrowers to the applicable taxing authority, Borrowers will furnish to Agent the original or a certified copy of a receipt or other documents reasonably acceptable to Agent evidencing such payment. Any Bank that is (or that has granted an assignment or participation to any lender that is organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) shall provide on the date of this Agreement and from time to time thereafter if requested by Borrowers or Agent or required by the Internal Revenue Service of the United States: (i) a facially complete Internal Revenue Service Form 4224 (or any successor form) certifying that all payments made to such Bank are effectively connected with its conduct of a trade or business in the United States and will be includible in its gross income,
(ii) a facially complete Internal Revenue Service Form 1001 (or any successor form) certifying as to its status for purposes of determining the applicability of a reduced rate of United States withholding taxes with respect to all payments to be made hereunder to such Bank pursuant to a double tax treaty obligation of the United States, or (iii) other facially complete documents satisfactory to Agent and Borrowers indicating that all payments that will be made to such Bank are exempt from or subject to a reduced rate of United States withholding tax. Unless the Borrowers and Agent have received such forms or such documents validly indicating that payments hereunder are not subject to United States withholding tax or are subject to such withholding tax at a reduced rate, Borrowers or Agent shall withhold taxes from such payments to such Bank at the applicable statutory rate.

                            (ii) Other Taxes. The general prohibition against
reduction of payments contained in this Paragraph 2.15(a) shall exclude any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located (all such non-excluded taxes, levies, imposts, charges and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or paid from or in respect of any sum payable hereunder or under any Promissory Note to any Bank, then Borrowers shall be required to pay an additional amount such that after making all required deductions or payments for such Taxes (including deductions and payments applicable to additional sums payable under this Paragraph 2.15(a)(ii)), but taking into account any credit, deduction or offset available in any other jurisdiction as a result of such payment (as determined and certified by such Bank's tax or accounting department to Borrowers in good faith), such

Bank receives an amount equal to the sum it would have received had no such deductions or payments been made. Payment of any additional amounts required by this Paragraph 2.15(a)(ii) shall be made at the time of payment of the amounts otherwise required to be paid by Borrowers if the Taxes have been withheld by Borrowers, or otherwise within thirty (30) days from the date such Bank makes written demand therefor.

                           (b) Participants and Assignees. Any Bank that enters
into any participation or assignment permitted by Paragraph 12.2 hereof shall give Borrowers and Agent immediate notice of such assignment or participation, describing the terms thereof and indicating the identity and country of residence of each of the participants or assignees. Notwithstanding any other provision contained herein to the contrary, the Borrowers and the Agent shall be entitled to deduct and withhold United States withholding taxes with respect to all payments to be made hereunder to or for such Bank or Assignee as may be required by United States law due to such assignment or participation. Each Bank hereby indemnifies and holds harmless Borrowers and Agent from and against any tax, interest, penalty or other expense that Borrowers or Agent may incur as a consequence of any failure to withhold United States taxes applicable because of any participation or assignment that is not fully disclosed to them as required hereunder.

                                  SECTION THREE
                                LETTERS OF CREDIT
                                -----------------

                  3.1. (a) Availability of Letters of Credit. Subject to the terms and conditions set forth herein, Banks shall from time to time prior to the Termination Date participate in the issuance by Agent of Letters of Credit for the account of Borrowers on the following terms and conditions:

                           (i) at the time of the issuance of each Letter of
Credit, the face amount of such Letter of Credit together with the undrawn amount of any outstanding Letters of Credit and the amount of any unreimbursed draws under Letters of Credit shall not exceed Twenty Million Dollars ($20,000,000);

                           (ii) at the time of the issuance of each Letter of
Credit, the face amount of such Letter of Credit shall not exceed the aggregate Commitment as from time to time in effect less (i) outstanding Advances, (ii) the amount of any Swing Line advances outstanding under Paragraph 2.13 hereof, and (iii) the aggregate amount of all amounts available under and unreimbursed draws with respect to Letters of Credit.

                           (iii) the final expiration date of each Letter of
Credit shall be on or before the earlier of (A) the date one (1) year from the date of its issuance or (B) the Termination Date;

                               (iv) there shall not exist at the time of
issuance of the Letter of Credit, or as a result thereof, any Default or Event of Default; and

                               (v) each Letter of Credit issued under this
Section Three shall be required by Borrowers in their ordinary course of business.

                           (b) Evergreen Letters of Credit. Notwithstanding the
provisions of Paragraph 3.1(a)(iii) which requires that the final expiration of each Letter of Credit be within one year of issuance, Banks hereby agree that Agent may issue, upon the Borrowers' request if required by a proposed beneficiary, a Letter of Credit which by its terms may be extended for additional periods of up to one year each provided that (x) the final expiration date of each such Letter of Credit is on or before the Termination Date and (y) extensions of such Letters of Credit shall be available upon request from Borrowers to Agent at least forty-five (45) days before the then-effective expiration date.

                           (c) Existing Letters of Credit. Reference is made to
certain letters of credit issued by CoreStates Bank, N.A. or First Union National Bank prior to the date of execution hereof, as identified on the Advance/Credit Request Form delivered on the date of this Agreement (the "Existing Letters of Credit"). Borrowers and Banks agree that as of the Effective Date, subject to receipt by Agent of an appropriately completed Advance/Credit Request Form, all such Existing Letters of Credit shall hereafter be Letters of Credit under this Agreement, as if originally issued hereunder.

                  3.2. Commitment Availability. The Commitment as from time to time in effect shall be reduced by the undrawn amount of all outstanding Letters of Credit. Such Commitment amount shall be restored but simultaneously reduced by the amount of any Advances under Paragraph 2.7 which are made to Borrowers to reimburse Agent for draws under the Letters of Credit as required pursuant to Paragraph 3.4 hereof.

                  3.3. Approval and Issuance.

                       (a) Borrowers shall provide Agent not less than five (5) Business Days' prior written notice of each request for the issuance of a Financial Standby Letter of Credit or a Performance Standby Letter of Credit by delivery of an Advance/Credit Request Form and Agent's Letter of Credit Application in the form attached hereto as Exhibit D ("Letter of Credit Application"). Each Advance/Credit Request Form submitted by Borrowers to Agent requesting the issuance of a Performance or Financial Standby Letter of Credit shall be certified by the chief financial officer or controller of the Company and represent as to the matters set forth in Paragraph 2.7(a) hereof.

                       (b) Agent will promptly provide to Banks written or telephonic notice of Agent's receipt of the Advance/Credit Request Form and the Letter of Credit Application which shall state (i) the amount of the Performance or Financial Standby Letter of Credit requested and (ii) the expiration date of the Performance or Financial Standby Letter of Credit.

                  3.4.  Obligations of the Borrowers.

                           (a) Borrowers agree to pay to Agent in connection
with each Letter of Credit issued hereunder: (i) immediately upon the demand of Agent on behalf of all Banks, the amount paid by each Bank with respect to such Letter of Credit; (ii) immediately upon demand of Agent, the amount of any draft presented purporting to be drawn under such Letter of Credit provided that the draft and accompanying documents conform to the terms of the Letter of Credit but subject to the terms of Paragraph 3.7 hereof (whether or not Agent has at such time honored such draft) and any other amounts paid thereunder (it being understood that Agent is not required to make demand upon or proceed against any Bank or other party or to resort to any collateral before obtaining payment from Borrowers); (iii) on the date of issuance thereof and quarterly thereafter in advance, a fee for the benefit of Banks, in accordance with each Bank's Pro Rata Share, of a rate equal to the then Applicable Margin under Paragraph 2.6 hereof, on the face amount of each Financial Standby Letter of Credit and each Performance Standby Letter of Credit, provided, however, that if a Letter of Credit is canceled, the Agent shall rebate to Borrowers any portion of the applicable LC Fee (as defined below) paid on account of any quarter after the quarter in which the Letter of Credit is terminated; (iv) on the date of issuance of each Letter of Credit a fee (the "LC Fee") to the Agent on its own behalf equal to one-eighth of one percent (1/8%) per annum of the face amount of such Letter of Credit; and (v) interest on any Indebtedness outstanding with respect to such Letter of Credit, whether for funds paid on drafts on such Letter of Credit, or otherwise (but such indebtedness shall not include undrawn balances of such Letter of Credit issued hereunder) calculated at the rate and paid at the times and in the manner set forth for the calculation of interest and payment thereof on the Loan in Paragraph 2.6(a)(i)(A) hereof based on the Base Rate. Interest under clause (v) above shall accrue on amounts paid on a Letter of Credit (if not reimbursed by Borrowers on the same day) from the date of payment by Agent, whether or not demand is made, until such amounts are reimbursed by Borrowers whether before, at or after demand.

                           (b) In the absence of a Default or an Event of
Default and subject to the provisions of Paragraph 2.7 hereof, Banks hereby agree to make Advances to Borrowers under the Commitment to fund the payments required under Paragraphs 3.4(a)(i) and (ii) hereof. If any payment by the Agent of a draft drawn under a Letter of Credit is for any reason (including without limitation the occurrence or continuation of a Default or an Event of Default hereunder) not reimbursed prior to or on the date such payment is made, the Agent in its sole and absolute discretion may direct that all amounts due under drafts drawn under a Letter of Credit be refunded by delivery of a notice (a "Drawing Refunding") to each Bank and to Borrowers and such Drawing Refunding shall constitute delivery by the Company of an Advance/Credit Request Form in an amount equal to the drawings to be refunded, which shall bear interest at the rate set forth in Paragraph 2.6(a)(i)(A) for Advances bearing interest based on the Base Rate until paid in full.

                  3.5.  Payment by Banks on Letters of Credit.

                           (a) With respect to each Letter of Credit issued
hereunder, each Bank agrees that it is irrevocably obligated to pay to Agent, for each such Letter of Credit, such Bank's Pro Rata Share of each and every payment made or to be made by Agent under such Letter of Credit (each such payment to be made, a "LOC Contribution"). Each Bank's LOC Contribution shall be due from such Bank immediately upon, and in any event no later than the same day as, receipt of written notice (which may be sent by telex) from Agent that (i) it has made a payment or (ii) a draft has been presented purporting to be drawn on a Letter of Credit issued hereunder. Such payment shall be made at Agent's offices in immediately available federal funds.

                           (b) The obligation of each Bank to make its LOC
Contribution hereunder is absolute, continuing and unconditional, and Agent shall not be required first to make demand upon or proceed against Borrowers or any guarantor or surety, or any others liable with respect to the applicable Letter of Credit and shall not be required first to resort to any collateral. LOC Contributions shall be made without regard to termination of this Agreement or the Commitment, the existence of a Default or an Event of Default, the acceleration of indebtedness hereunder or any other event or circumstance.

                  3.6.  Collateral.

                           (a) If Borrowers shall have deposited with Agent cash
collateral or U.S. Treasury securities with maturities no more than ninety (90) days from the date of deposit ("U.S. Treasury Bills") (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred three percent (103%) of the outstanding undrawn amount of all Letters of Credit, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for all such Letters of Credit, on or before the Termination Date and shall have irrevocably paid in full the Loan and all other Indebtedness, liabilities and obligations of Borrowers to Banks under this Agreement (including all Indebtedness and fees due and owing under this Section Three other than for undrawn balances of Letters of Credit and other fees and liabilities not yet accrued thereunder), Borrowers shall be entitled upon the termination of the Commitment to the termination of all covenants of Borrowers under this Agreement (except under this Section Three).

                           (b) On the Termination Date, the termination of the
Commitment (other than voluntary termination of the Commitment by Borrowers in compliance with subparagraph (a) above) or the occurrence of an Event of Default, the Agent may require (and in the case of an Event of Default occurring under Paragraph 9.1(h) it shall be required automatically) that Borrowers deliver to Agent, unless previously delivered to Agent under subparagraph (a) above, cash or U.S. Treasury Bills with maturities of not more than ninety (90) days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred three percent (103%) of the outstanding undrawn amount of all Letters of Credit, such cash or U.S. Treasury

Bills and all interest earned thereon to constitute cash collateral for all such Letters of Credit. At such time as such cash collateral or U.S. Treasury Bills is required to be and has not been deposited, Agent in its sole and absolute discretion on behalf of Banks shall be entitled to (x) liquidate such collateral it may hold at such time as is necessary or appropriate in its sole judgment so as to create such cash collateral, and (y) direct by delivery of a notice (a "Cash Collateral Notice") to each Bank and to Borrowers and such Cash Collateral Notice shall constitute delivery by the Company of an Advance/Credit Request Form in an amount equal to the Cash Collateral due under this Paragraph 3.6(b) which shall bear interest at the rate set forth in Paragraph 2.6(a)(ii) for Advances bearing interest based on the Base Rate.

                           (c) Any cash collateral deposited under subparagraphs
(a) and (b) above, and all interest earned thereon, shall be held by Agent and invested and reinvested at the expense and the written direction of Borrowers, in U.S. Treasury Bills with maturities of no more than thirty (30) days from the date of investment.

                  3.7. General Terms of Credits. The following terms and conditions apply with respect to each Letter of Credit (a "Credit") notwithstanding anything to the contrary contained herein:

                           (a) Borrowers assume all risks of the acts or
omissions of the beneficiary of each Credit with respect to the use of the Credit or with respect to the beneficiary's obligations to Borrowers. None of the Banks nor any of their officers or directors shall be liable or responsible for (and the Banks hereby agree to indemnify and hold the Agent and any issuer of a Credit harmless (subject to Paragraph 10.8 hereof) with respect to): (i) the use which may be made of the Credit or for any acts or omissions of the beneficiary in connection therewith; (ii) the accuracy, truth, validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects false, misleading, inaccurate, invalid, insufficient, fraudulent or forged; (iii) any other circumstances whatsoever in making or failing to make payment under a Credit; or (iv) any inaccuracy, interruption, error or delay in transmission or delivery of correspondence or documents by post, telegraph or otherwise. In furtherance and not in limitation of the foregoing, Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                           (b) To the extent any failure to comply with the
provisions of this Section 3.7(b) could have a Material Adverse Effect, Borrowers agree to procure or to cause the beneficiaries of each Letter of Credit to procure promptly any necessary import and export or other licenses for the import or export or shipping of any goods referred to in or pursuant to a Credit and to comply and to cause the beneficiaries to comply with all foreign and domestic governmental regulations with respect to the shipment and warehousing of such goods or otherwise relating to or affecting such Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as Agent may at any time reasonably require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be customary in the industry and to cause Banks' interest to be endorsed on such insurance and to furnish Agent at its request with reasonable evidence thereof. Should such insurance (or lack thereof) upon said goods for any reason not be reasonably satisfactory to Agent, Agent may (but is not obligated to) obtain, at Borrowers' expense, insurance satisfactory to Agent.

                           (c) In connection with each Credit, neither any Bank
nor any of their correspondents shall be responsible for: (i) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (ii) any difference in character, quality, quantity, condition or value of the property from that expressed in documents; (iii) the time, place, manner or order in which shipment of the property is made; (iv) partial or incomplete shipment referred to in such Credit; (v) the character, adequacy or responsibility of any insurer, or any other risk connected with insurance; (vi) any deviation from instructions, delay, default or fraud by the beneficiary or any one else in connection with the property or the shipping thereof; (vii) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (viii) delay in arrival or failure to arrive of either the property or any of the documents relating thereto; (ix) delay in giving or failure to give notice of arrival or any other notice; (x) any breach of contract between the Letter of Credit beneficiaries and Borrowers; (xi) any laws, customs, and regulations which may be effective in any jurisdiction where any negotiation and/or payment of such Credit occurs; (xii) failure of documents (other than documents required by the terms of the Credit) to accompany any draft at negotiation; or (xiii) failure of any person to note the amount of any document or draft on the reverse of such Credit or to surrender or to take up such Credit or to forward documents other than documents required by the terms of the Credit. In connection with each Credit, no Bank shall be responsible for any error, neglect or default of any of their correspondents. None of the above shall affect, impair or prevent the vesting of any of the Banks' rights or powers hereunder. If a Credit provides that payment is to be made by the issuing Bank's correspondent, neither the issuing Bank nor such correspondent shall be responsible for the failure of any of the documents specified in such Credit to come into the Agent's hands, or for any delay in connection therewith, and Borrowers' obligation to make reimbursements shall not be affected by such failure or delay in the receipt of any such documents.

                           (d) Notwithstanding but without limiting any of the
foregoing, with respect to any Credit, Borrowers shall have a claim against Agent, and Agent shall be liable to Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect or consequential, damages suffered by Borrowers caused by the Agent's willful misconduct or gross negligence.

                           (e) To the extent not inconsistent with this
Agreement, the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, are hereby made a part of this Agreement with respect to obligations in connection with each Credit.

                                  SECTION FOUR
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  Each Borrower represents and warrants as to itself and each of its Subsidiaries party hereto, and each Subsidiary party hereto represents and warrants as to itself, as follows:

                  4.1. Organization and Good Standing. Each Borrower and each Subsidiary is a corporation duly formed and validly existing under the laws of its state of formation and has the power and authority to carry on its business as now conducted. Each Borrower and each Subsidiary is qualified to do business in all other states in which the failure to qualify would have a Material Adverse Effect.

                  4.2. Power and Authority; Validity of Agreement. Each Borrower and each Subsidiary has the power and authority under Delaware law (or the law of its state of formation) and under its organizational documents to enter into and perform this Agreement, the Promissory Notes and all other agreements, documents and actions required hereunder, to the extent each is a party thereto; and all actions necessary or appropriate for each Borrower's and each Subsidiary's execution and performance of this Agreement, the Promissory Notes, and all other agreements, documents and actions required hereunder, to the extent each is a party hereto, have been taken, and, upon their execution, the same will constitute the valid and binding obligations of each Borrower and each Subsidiary, to the extent each is a party thereto, enforceable in accordance with their terms.

                  4.3. No Violation of Laws or Agreements. The making and performance of this Agreement, the Promissory Notes, and the other documents, agreements and actions required of each Borrower and each Subsidiary hereunder, to the extent it is a party thereto, will not violate any provisions of any law or regulation, federal, state or local, or the respective organizational documents of any Borrower or Subsidiary or result in any breach or violation of, or constitute a default under, any agreement or instrument by which any Borrower, Subsidiary or its respective property may be bound, including without limitation the Note Purchase Agreement and the Indenture.

                  4.4. Material Contracts. No Borrower or Subsidiary is a party to or in any manner obligated under any contracts material to its respective business except this Agreement, its organizational documents, the Senior Notes and the Note Purchase Agreement pursuant to which they were issued, the Indenture, and the agreements identified on Exhibit E hereto, and there exists no material default under any of such contracts.

                  4.5. Compliance. Each Borrower and each Subsidiary is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including without limitation those administered by the Local Authorities) material to the conduct of its business and operations; each Borrower and each Subsidiary possesses all the material franchises, authorizations, patents, copyrights, trademarks, permits and licenses necessary or required in the conduct of its respective business, and, except as may be described on Exhibit E, the same are valid, binding, enforceable and subsisting without any material defaults thereunder; and, except as described on Exhibit E, no authorization, consent, approval, waiver, license or exemptions from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (federal, state or local) or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with any Borrower's or Subsidiary's execution and performance of this Agreement, the Promissory Notes and all other agreements, documents and actions required hereunder to the extent each is a party hereto and thereto.

                  4.6. Litigation. Except as set forth on Exhibit E hereto, there are no actions, suits, proceedings or claims which are pending or, to the best of Borrowers' and Subsidiaries' knowledge or information, threatened against any Borrower or Subsidiary which, if adversely resolved, would be reasonably likely to have a Material Adverse Effect.

                  4.7. Title to Assets. Except as set forth on Exhibit E hereto, each Borrower and each Subsidiary has good and marketable title to substantially all of its properties and assets as reflected in the financial statements of SunSource Inc. and its Consolidated Subsidiaries most recently delivered to Banks pursuant to Paragraphs 5.1(e), 6.2 and 6.3 hereof, free and clear of any liens and encumbrances, except the security interests permitted pursuant to Paragraph 7.4 hereof, and all such assets are in good order and repair and fully covered by the insurance required pursuant to Paragraph 6.7 hereof.

                  4.8. Capital Stock. The number of shares and classes of the capital stock of each Borrower and each Subsidiary and the ownership thereof, effective upon the 1998 Conversion, are accurately set forth on Exhibit E attached hereto; all such shares are validly existing, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions.

                  4.9.  Accuracy of Information; Full Disclosure.

                           (a) All information furnished to Banks concerning the
financial condition of SunSource Inc. and its Consolidated Subsidiaries, including their annual audited financial statements for the period ending December 31, 1997 and their unaudited financial statements for the period ending September 30, 1998, copies of which have been furnished to Banks, have been prepared in accordance with GAAP and fairly present the financial condition of SunSource Inc. and its Consolidated Subsidiaries as of the dates and for the periods covered and discloses liabilities of SunSource Inc. and its Consolidated Subsidiaries required to be disclosed under GAAP and, except on the date hereof for the effect of the 1998 Conversion, there has been no Material Adverse Change from the date of such statements to the date hereof; and

                        (b) All financial statements and other documents furnished by SunSource Inc. and its Consolidated Subsidiaries to the Banks in connection with this Agreement and the Promissory Notes do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Each Borrower and each Subsidiary has disclosed to the Banks in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of any Borrower or Subsidiary or any Borrower's or Subsidiary's ability to perform its respective obligations under this Agreement and the Promissory Notes.

                  4.10. Taxes and Assessments.

                        (a) Each Borrower and each Subsidiary has duly and timely filed all information and tax returns and reports with all federal, state, local or foreign governmental taxing authorities, bodies or agencies; and all taxes, including without limitation income, gross receipt, sales, use, excise and any other taxes, and any governmental charges, penalties, interest or fines with respect thereto, due and payable by any Borrower or Subsidiary have been paid, withheld or reserved for in accordance with GAAP or, to the extent they relate to periods on or prior to the date of the financial statements delivered from time to time pursuant to Paragraphs 5.1(e), 6.2 and 6.3 hereof (the "Financial Statements"), are reflected as a liability on the Financial Statements in accordance with GAAP.

                        (b) Each Borrower and each Subsidiary has properly withheld all amounts determined by it to be required by law to be withheld for income taxes and unemployment taxes, including without limitation all amounts required with respect to social security and unemployment compensation, relating to its employees, and has remitted such withheld amounts in a timely manner to the appropriate taxing authority, agency or body.

                        (c) As of the date of this Agreement, none of the federal income tax information returns of SDI or SDIPI have been audited. Except as set forth on Exhibit E hereto, no Borrower or Subsidiary has entered into any agreement for the extension of time for the assessment of any tax or tax delinquency, nor has any of them received outstanding and unresolved notices from the Internal Revenue Service or any other state, local or foreign taxing authority, agency or body of any proposed examination or of any proposed change in reported information which may result in a deficiency or assessment against any Borrower or Subsidiary, and there are no suits, actions, claims, investigations, inquiries or proceedings now pending against any Borrower or Subsidiary in respect of taxes, governmental charges or assessments.

                  4.11. Indebtedness. No Borrower or Subsidiary has any presently outstanding Indebtedness or obligations, including contingent obligations and obligations under leases of property from others which presents a liability in excess of One Million Dollars ($1,000,000), except the Senior Notes, the Junior Subordinated Debentures and the Indebtedness and obligations described either on Exhibit E hereto or in the financial statements of SunSource, Inc. and its Consolidated Subsidiaries which have been furnished to Banks, and Indebtedness permitted to be incurred pursuant to Paragraph 7.1 hereof. There exists no default with respect to the payment of principal or interest under any such outstanding Indebtedness. The Indebtedness under the Senior Notes ranks pari passu and equal to the Indebtedness to Banks hereunder, without any priority. The Junior Subordinated Debentures rank junior and are subordinated to the Indebtedness to Banks, and all other Indebtedness of any Borrower or Subsidiary ranks either pari passu or junior to the Indebtedness to the Banks.

                  4.12. Management Agreements. The Company is a party to no other material management or consulting agreements for the provision of services to the Company, except as described in Exhibit E hereto.

                  4.13. Subsidiaries and Investments. No Borrower or Subsidiary has any Subsidiaries or Affiliates, or investments in or loans to any other individuals or business entities, except as described in Exhibit E hereto and except as are permitted to be acquired or created pursuant to Paragraph 7.8 hereof.

                  4.14. ERISA. Each Plan maintained by any Borrower, Subsidiary or ERISA Affiliate is, as of its most recently completed annual report, in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, except as set forth in Exhibit E hereto:

                           (a) No Borrower, Subsidiary or ERISA Affiliate
maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which any Borrower, Subsidiary or ERISA affiliate could have any withdrawal liability;

                           (b) No Borrower, Subsidiary or ERISA Affiliate
sponsors or maintains any Plan under which there is an Accumulated Funding Deficiency, whether or not waived;

                           (c) The aggregate liability for accrued benefits and
other ancillary benefits under each Plan that is or will be sponsored or maintained by any Borrower, Subsidiary or ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan;

                           (d) No Borrower, Subsidiary or ERISA Affiliate has
liability arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code;

                           (e) There does not exist any unfunded liability
(determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent Annual Report) of any Borrower, Subsidiary or ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits; and

                           (f) The matters described on Exhibit E attached
hereto referencing clauses (a) through (e) of this Paragraph 4.14, would not, either singly or in the aggregate, have a Material Adverse Effect.

                  4.15. Fees and Commissions. No Borrower or Subsidiary owes any fees or commissions of any kind, or knows of any claim for any fees or commissions, in connection with Borrowers' obtaining the Commitment or the Loan from Banks, except those provided herein and fees payable to the Banks as may be agreed upon from time to time.

                  4.16. No Extension of Credit for Securities. No Borrower or Subsidiary is now, nor at any time has it been, engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit, for the purpose of purchasing or carrying any margin stock or margin securities; nor will the proceeds of the Loan be used by any Borrower directly or indirectly, for such purposes.

                  4.17. Hazardous Wastes, Substances and Petroleum Products. Except as set forth in Exhibit E hereto:

                        (a) Each Borrower and each Subsidiary: (i) has received all permits and filed all notifications necessary to carry on its respective business(es); and (ii) is in compliance in all respects with all Environmental Control Statutes, except with respect to immaterial instances of noncompliance of which it has no knowledge.

                        (b) No Borrower or Subsidiary has given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of Hazardous Substances on properties owned, leased or operated by a Borrower or Subsidiary or used in connection with the conduct of its business and operations.

                        (c) No Borrower or Subsidiary has received notice that it is potentially responsible for the performance of or payment of costs relating to clean-up or remediation of any actual or imminently threatened spill, release or discharge of Hazardous Substances pursuant to any Environmental Control Statute.

                  4.18. Solvency. SunSource Inc. and its Consolidated Subsidiaries are, on a consolidated basis, upon the 1998 Conversion, solvent such that (i) the fair value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of SunSource Inc. and its Consolidated Subsidiaries) is greater than the total amount of their liabilities, including without limitation, contingent liabilities, (ii) the present fair salable value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of SunSource Inc. and its Consolidated Subsidiaries) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, and (iii) they are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. SunSource Inc. and its Consolidated Subsidiaries (i) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature, or (ii) are not engaged in a business or transaction, or about to engage in a business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which they are engaged. No creditor of the Company, any Subsidiary, SDI, SDIPI, SunSub A or SunSub B would have a reasonable likelihood of prevailing with respect to any claim to set aside payments to the Banks based on applicable fraudulent conveyance principles. For purposes of this Paragraph 4.18, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability.

                  4.19. Year 2000 Compliance. Borrowers and Subsidiaries have conducted a comprehensive review and assessment of their computer systems and applications, microprocessor based goods and equipment owned or used by them in their business and are making inquiry of their material suppliers, vendors and customers, with respect to functionality before, during and after the year 2000 (the "Year 2000 Problem"). Borrowers and Subsidiaries have prepared a plan designed to ensure that all such systems, goods, equipment and products owned or used by them and material to the conduct of their business will be Year 2000 Compliant in a timely manner. The Company's report on Form 10-Q for the quarter ended September 30, 1998 describes such plan in all material respects. Borrowers reasonably believe, based on the foregoing review, assessment and inquiry that the Year 2000 Problem will not result in a Material Adverse Effect.

                  4.20. Foreign Assets Control Regulations. Neither the borrowing by the Borrowers of the Loan nor their use of the proceeds of any Advance thereof will violate the Foreign Assets Regulations, the Foreign Funds Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Iranian Transaction Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

                  4.21. Investment Company Act. No Borrower or Subsidiary is directly or indirectly controlled by or acting on behalf of any person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                  SECTION FIVE
                                   CONDITIONS
                                   ----------

                  5.1. First Advance. The obligation of Banks to make the first Advance under the Loan or issue a Letter of Credit shall be subject to Banks' receipt of the following documents, each in form and substance satisfactory to
Banks:

                           (a) Promissory Notes. The Promissory Notes duly
executed by Borrowers in favor of Banks.

                           (b) Authorization Documents. A certificate of the
secretary of each Borrower, attaching and certifying as to (i) the certificate or articles of incorporation and bylaws of such entity; (ii) resolutions or other evidence of authorization by the board of directors of such entity, authorizing its execution and full performance of this Agreement, the Promissory Notes, and all other documents and actions required hereunder; and (iii) an incumbency certificate setting forth the name, titles and specimen signature of each officer of such entity who is authorized to execute the Loan Documents on behalf of such entity.

                           (c) Opinion of Counsel. An opinion letter from
counsel for Borrowers in form and substance reasonably satisfactory to Banks.

                           (d) Insurance. Certificates of insurance with respect
to all of Borrowers' fire, casualty, liability and other insurance covering their respective property and business.

                           (e) Financial Information. A certificate signed by
the chief financial officer or controller of the Company attaching: (i) cash flow projections for SunSource Inc. and its Consolidated Subsidiaries on a consolidated basis, for the two (2) year period immediately following the date hereof, satisfactory to Agent and certified as reasonable by the chief financial officer or controller of SunSource Inc. (such cash flow projections shall take into account the transactions contemplated by this Agreement and shall identify the sources of cash the Company intends to use to meet its cash needs during such two year period); and (ii) financial projections for SunSource Inc. and its Consolidated Subsidiaries for the period from closing through December 31, 2001 on a consolidated basis satisfactory to Agent; and with respect to the matters set forth in Paragraph 4.18 hereof.

                           (f) Advance Request. A completed Advance/Credit
Request Form required under Paragraphs 2.1(b), 2.7 and 3.1(c) hereof, and any other documents or information reasonably required by Banks in connection therewith.

                           (g) Fees. Payment of the fees required by Section 2
hereof.

                           (h) Officer's Certificate. A certificate signed by
the chief financial officer or controller of the Company stating: (i) that there exists no Default or Event of Default hereunder, (ii) except for the 1998 Conversion, that there has been no Material Adverse Change in the financial condition, assets, nature of the assets, operations or prospects of the Borrowers and Subsidiaries since September 30, 1998, (iii) that there exists no default under any Indebtedness of any Borrower or Subsidiary and (iv) that the 1998 Conversion, as outlined in the letter from the Company to the Agent dated December 9, 1998, will be completed simultaneously with the effectiveness of this Agreement.

                           (i) Senior Notes. Borrowers shall, simultaneously
with the 1998 Conversion, have amended and restated the Existing Note Purchase Agreement and provided copies of the Note Purchase Agreement, as amended, to Banks.

                           (j) Tax Forms. A facially complete Internal Revenue
Service Form 4224 from each of The Bank of Nova Scotia and each other non-U.S. Bank certifying as to such Bank's entitlement to exemption from, or reduction of, United States withholding tax on payments to be made hereunder or under the Promissory Notes.

                           (k) Junior Subordinated Debentures. (i) Evidence
satisfactory to Agent that: (a) the Junior Subordinated Debentures shall, after the Effective Date, remain outstanding under terms of subordination satisfactory to the Required Banks and (b) all required consents under the Indenture or otherwise in connection with the Junior Subordinated Debentures have been obtained and delivered and (ii) a duly executed copy of the Reassignment and Reassumption Agreement executed in connection with the 1998 Conversion.

                           (l) Other Documents. Such additional documents as
Banks reasonably may request.

                  5.2. Subsequent Advances. The obligation of Banks to make additional Advances under the Loan shall be subject to Banks' receipt of a completed Advance/Credit Request Form.

                  5.3. Additional Condition to Banks' Obligations. It shall be a condition to Banks' obligation hereunder to make any Advance that the representations and warranties set forth herein shall be true and correct as if made on the date of such Advance, that no Event of Default or Default shall have occurred and be continuing on the date of such Advance or be caused by such Advance, that all fees required hereunder have been paid as and when due, and there shall have been no Material Adverse Change since the date hereof.

                                   SECTION SIX
                              AFFIRMATIVE COVENANTS
                              ---------------------

                  Each Borrower and each Subsidiary covenants and agrees that so long as the Commitment of Banks to Borrowers or any Indebtedness of Borrowers to Banks is outstanding hereunder, each Borrower and each Subsidiary will (and with respect to Paragraph 6.12, Borrowers will cause each ERISA Affiliate to):

                  6.1. Existence and Good Standing. Preserve and maintain its existence as a corporation and its good standing in all states in which it conducts business and the validity of all its material franchises, licenses and permits required in the conduct of its business.

                  6.2. Quarterly Financial Statements. Furnish Banks within forty-five (45) days of the end of each quarterly fiscal period hereafter, other than the last quarterly fiscal period in the fiscal year, with unaudited quarterly consolidated financial statements of SunSource Inc. and its Consolidated Subsidiaries, in form and substance as required by GAAP, including for each such quarter (i) a consolidated balance sheet, (ii) a consolidated statement of income, (iii) a consolidated statement of cash flow and (iv) a certificate in the form of Exhibit F attached hereto executed by the chief financial officer or controller of the Company showing the calculation of the covenants set forth in Paragraphs 6.13 through 6.15 and Section Seven hereof prepared in accordance with GAAP consistently applied and stating that the financial statements fairly present the financial condition of SunSource Inc. and its Consolidated Subsidiaries as of the date and for the periods covered and that as of the date of such certificate there exists no violation of any provision of this Agreement or the happening of any Event of Default or Default.

                  6.3. Annual Financial Statements. Furnish Banks within ninety
(90) days after the close of each fiscal year commencing with fiscal 1998 with audited consolidated annual financial statements of SunSource Inc. and its Consolidated Subsidiaries, including the financial statements, certificate in the form of Exhibit F attached hereto and information required under Paragraph
6.2 hereof, which consolidated financial statements shall be prepared in accordance with GAAP. The financial statements delivered pursuant to the preceding sentence shall be certified without qualification (except with respect to changes in GAAP as to which the Company's independent certified public accountants have concurred) by an independent certified public accounting firm satisfactory to Banks; and the Company shall cause Banks to be furnished, at the time of the completion of the annual audit, with a certificate signed by such accountants showing the calculation of the covenants set forth in Paragraphs
6.13 through 6.15 hereof and stating that to the best of their knowledge there exists no violations of any provisions of this Agreement or the happening of any Event of Default or Default hereunder.

                  6.4. Annual Budget. Furnish to Banks, on or before March 31 of each year, commencing with fiscal year 1999, an annual budget of SunSource Inc. and its Consolidated Subsidiaries, showing net income and cash flows of SunSource Inc. and its Consolidated

Subsidiaries on a consolidated basis for the twelve (12) month period ending on December 31 of such year.

                  6.5. Public Information. Deliver to Banks, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its shareholders or to the holders of the Senior Notes or the Junior Subordinated Debentures, copies of all registration statements (without exhibits), and all annual, quarterly or other reports which the Company files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) including without limitation, Form 10Q and Form 10K; and copies of all auditors' annual management letters delivered to the Company.

                  6.6. Books and Records. Keep and maintain satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to Banks or their agents or nominees at any reasonable time during normal business hours upon reasonable notice for inspection and to make extracts thereof and permit Agent or any Bank to discuss contents of same with senior officers of any Borrower or Subsidiary and also with outside auditors and accountants of any Borrower or Subsidiary.

                  6.7. Properties; Insurance. Keep and maintain all of its property and assets in good order and repair and materially covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to Banks and opportunity to cure any non-payment of premiums prior to termination of coverage; and, as required above, furnish Banks with certificates of such insurance.

                  6.8. Notices to Banks. Notify Banks in writing immediately of
(i) the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which might reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Event of Default or Default hereunder or (iii) any notice delivered to the Trustee (as defined in the Indenture) from the Company or the holder of any Senior Indebtedness (as defined in the Indenture) in respect of
Section 14.06 of the Indenture.

                  6.9. Taxes. Pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are (a) being contested in good faith by appropriate proceedings and (b) are covered by appropriate reserves maintained in cash or cash equivalents in accordance with GAAP.

                  6.10. Costs and Expenses. Pay or reimburse Agent for all reasonable out-of-pocket costs and expenses (including but not limited to reasonable attorneys' fees and disbursements) Agent may pay or incur in connection with the preparation and review of this

Agreement and all waivers, consents and amendments in connection therewith and all other documentation related thereto and the making of the Loan hereunder; and pay or reimburse Banks for all reasonable out-of-pocket costs and expenses (including but not limited to reasonable attorneys' fees and disbursements) Banks may pay or incur in connection with the collection or enforcement of the same, including without limitation any fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid. All obligations provided for in this Paragraph 6.10 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

                  6.11.  Compliance; Notification.

                           (a) Except to the extent that noncompliance would not
have a Material Adverse Effect, comply in all respects with all local, state and federal laws and regulations applicable to its business, including without limitation the Environmental Control Statutes, the Securities Act, and all laws and regulations of the Local Authorities, and the provisions and requirements of all franchises, permits, licenses and other like grants of authority held by any Borrower or Subsidiary; and notify Banks immediately in detail of any actual or alleged failure to comply with, failure to perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises, permits, certificates, licenses or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a failure, breach, violation or default or could occasion the termination of any of such franchises, permits, certificates, licenses or grants of authority, except to the extent that such matter would not have a Material Adverse Effect.

                           (b) With respect to the Environmental Control
Statutes, promptly notify Agent when, in connection with the conduct of any Borrower's or Subsidiary's business(es) or operation(s), any person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Borrower or Subsidiary or any Borrower or Subsidiary otherwise becomes aware of a condition with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products that requires notification to the applicable governmental authority under an Environmental Control Statute and would have an Environmental Material Adverse Effect; and notify Banks in detail promptly upon the receipt by any Borrower or Subsidiary of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default and would have an Environmental Material Adverse Effect.

                           (c) With respect to each disclosure previously made
to Agent pursuant to Exhibit E attached hereto or Paragraph 6.11(b) hereof regarding alleged or actual liability under Environmental Control Statutes, not later than twenty (20) days after the last day of each fiscal quarter, deliver to Agent a report describing (i) the estimated dollar amount, when initially determined, of any such liability (including costs of investigation and remediation) and if any such initial estimate with respect to a disclosed matter shall be modified thereafter by more than $1,000,000, the modified dollar amount; and (ii) any information or change in circumstances regarding actual or alleged liability under Environmental Control Statutes of any Borrower or Subsidiary, if the effect thereof would be to increase liability in connection with the investigation or remediation with respect thereto by more than $1,000,000.

                  6.12. ERISA. (a) Comply, and cause any Plan maintained for the employees of any Borrower or Subsidiary to comply, in all material respects with the provisions of ERISA; (b) not incur any material Accumulated Funding Deficiency or any material liability to the PBGC (as established by ERISA); (c) permit any event to occur (i) as described in Section 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and
(d) notify Banks in writing promptly after it has come to the attention of senior management of any Borrower or Subsidiary of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a Plan), except those with respect to which the PBGC has waived the 30 day notice rule, or the PBGC's ability to assert a material liability against it) or impose a lien on any Borrower's or Subsidiary's properties or assets.

                  6.13. Capitalization Ratio. Maintain a Capitalization Ratio not to exceed: (i) with respect to the last day of each of the first two fiscal quarters in each fiscal year, sixty-two percent (62%) and (ii) with respect to the last day of each of the last two fiscal quarters of each fiscal year, sixty percent (60%).

                  6.14. Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter set forth in the left hand column, for the Rolling Period ending on such date, a Fixed Charge Coverage Ratio for SunSource Inc. and its Consolidated Subsidiaries of not less than the amount set forth in the right hand column:

                     Period                                        Minimum Ratio
                     ------                                        -------------

   Date of Agreement through 12/31/98                                  1.25
   3/31/99 through 9/30/99                                             1.40
   12/31/99 and the last day of each fiscal quarter thereafter         1.50

                  6.15. Leverage Ratio. Maintain on the last day of each fiscal quarter a Leverage Ratio of not greater than 3.25:1.

                  6.16. Management Changes. Notify Banks in writing within thirty (30) days after any change of its management group as described in the "Change of Control" definition.

                  6.17. Subsequent Credit Terms.

                           (a) Notify Bank in writing not less than five (5)
Business Days prior to its entering into any amendment or modification of any credit arrangement, whether now in effect or hereafter incurred, pursuant to which any Borrower or Subsidiary agrees to financial covenants which are more restrictive to such Borrower or Subsidiary than those contained in sections Six and Seven hereof. Upon entering into any such amendment or modification, and with respect to the covenants in the Note Purchase Agreements, the corresponding covenants, terms and conditions of this Agreement are and shall be deemed to be automatically and immediately amended to conform with and to include the applicable covenants, terms and/or conditions of such other agreement; provided, however, that the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement to the extent that any amendment or modification is less restrictive than the corresponding provisions of this Agreement.

                           (b) Each Borrower and each Subsidiary hereby agrees
promptly to execute and deliver any and all such documents and instruments and to take all such further actions as Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Paragraph 6.17.

                  6.18. Use of Proceeds. Use the proceeds of the Loan only for the purposes set forth in Paragraph 2.4 hereof.

                  6.19. Successor Agent. In the event of the appointment of any successor Agent pursuant to Paragraph 10.15 hereof, execute and deliver any documents reasonably requested by Banks to effectuate and confirm the transfer to such successor Agent of all rights, powers, duties, obligations and property vested in its predecessor Agent hereunder.

                  6.20. Transactions Among Affiliates. Cause all transactions between and among Affiliates to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

                  6.21. Joinder of Subsidiaries. If any Subsidiary or any newly created or acquired Subsidiary: (i) is or becomes a Material Subsidiary and (ii) is not at such time of determination a Borrower or Guarantor, promptly notify Agent of the same and cause such Material Subsidiary to execute joinder documents in form and substance satisfactory to Agent, joining such Subsidiary under this Agreement as either a Borrower or a Guarantor, which determination shall be made in the discretion of Agent, and cause to be delivered such opinions and certificates as Agent shall reasonably request.

                  6.22. Year 2000 Compliance. Take all action necessary to assure that a Material Adverse Effect shall not result from any failure of Borrowers' computer systems and applications, micro-processor based goods and equipment owned or used by them in their business to be Year 2000 Compliant; and use reasonable best efforts to assure the Year 2000

Compliance of their material vendors and suppliers or to assure that failures to be Year 2000 Compliant by such vendors and suppliers will not have a Material Adverse Effect to the extent that any such information shall not be included in the Company's periodic reports filed with the Securities and Exchange Commission from time to time. Borrowers shall provide to Bank any material updates or revisions to its plan for Year 2000 Compliance referred to in Paragraph 4.19 and notice of any material increase in the estimated costs to Borrowers of achieving Year 2000 Compliance in accordance with such plan; and, at the request of Bank, Borrowers shall provide Bank assurances acceptable to Bank regarding the Year 2000 Compliance and/or contingency plans related thereto, of Borrowers and their material vendors and suppliers.

                  6.23. Supporting Information. Use reasonable efforts to obtain from the Company's accountants such supporting opinions or information with respect to the matters set forth in Paragraph 4.18 hereof as the Banks shall reasonably request.

                  6.24. Other Information. Provide Banks with any other documents and information, financial or otherwise, reasonably requested by Banks from time to time.

                                  SECTION SEVEN
                               NEGATIVE COVENANTS
                               ------------------

                  So long as the Commitment or any Indebtedness of Borrowers to Banks remains outstanding hereunder, each Borrower and each Subsidiary covenants and agrees that it will not:

                  7.1. Indebtedness. Borrow any monies or create any Indebtedness except (i) borrowings from Banks hereunder; (ii) Indebtedness evidenced by the Senior Notes not to exceed Sixty Million Dollars ($60,000,000) aggregate principal amount outstanding at any time, which shall rank equally and are pari passu with the obligations to the Banks hereunder; (iii) Indebtedness under the Junior Subordinated Debentures, not to exceed One Hundred Five Million Five Hundred Thousand Dollars ($105,500,000) principal amount outstanding at any time (but not including any amounts which constitute Compounded Interest, as defined in the Indenture), which shall be subordinate and junior to the obligations to the Banks hereunder; (iv) trade Indebtedness in the normal and ordinary course of business for value received, of which no more than Five Million Dollars ($5,000,000) shall be outstanding at any time under Trade Notes;
(v) Indebtedness and obligations incurred or assumed to purchase or lease fixed or capital assets, provided, however, that the total principal amount of such Indebtedness and obligations incurred in any calendar year shall not exceed in the aggregate Seven Million Five Hundred Thousand Dollars ($7,500,000); (vi) borrowings from any Borrower by any Borrower; (vii) borrowings from any Borrower by a Subsidiary which is not a Borrower to the extent Borrowers are permitted to make such loans pursuant to Paragraph 7.3(ii) hereof; (viii) Indebtedness outstanding on the date hereof and disclosed on Exhibit E hereto, but without any increase in the outstanding principal amount thereof; (ix) Indebtedness of non-Borrower, non-Guarantor Subsidiaries incorporated in a jurisdiction in the United States, up to Ten Million Dollars ($10,000,000) aggregate principal amount outstanding at any time; (x) Indebtedness of non-

Borrower, non-Guarantor Subsidiaries incorporated in a jurisdiction outside of the United States, up to Ten Million Dollars ($10,000,000) aggregate principal amount outstanding at any time (which shall include the revolving credit facility with the Bank of Nova Scotia); and (xi) unsecured promissory notes in favor of sellers of assets or stock in acquisitions otherwise permitted pursuant to Paragraph 7.8 hereof not to exceed Ten Million Dollars ($10,000,000); provided, however, that Indebtedness of non-Borrower, non-Guarantor Subsidiaries under clauses (v), (ix) and (x) hereof shall in no event exceed in the aggregate outstanding at any time Ten Million Dollars ($10,000,000).

                  7.2. Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional Indebtedness or liability of others (except hereunder and with respect to the Senior Notes and to endorse checks or drafts in the ordinary course of business), except that (i) Borrowers may guarantee Indebtedness which in the aggregate shall not exceed Five Million Dollars ($5,000,000) outstanding at any time, and (ii) any entity may guarantee debt of another entity otherwise permitted hereunder.

                  7.3. Loans. Make any loans or advances to others, provided that any Borrower may make loans and advances to (i) any other Borrower; (ii) non-Borrower, non-Guarantor Subsidiaries incorporated in a jurisdiction in the United States or (iii) non-Borrower, non- Guarantor Subsidiaries incorporated in a jurisdiction outside of the United States, such that loans or advances from all Borrowers to all such non-Borrower, non-Guarantor Subsidiaries shall not exceed Ten Million Dollars ($10,000,000) in aggregate outstanding principal amount at any time, and (iv) its sales personnel in the ordinary course of business.

                  7.4. Liens and Encumbrances. Create, permit or suffer the creation of any liens, security interests, or any other encumbrances on any of its property, real or personal, except (i) liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets permitted under Paragraph 7.1(v) hereof, provided, however, that such liens secure only the Indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto; (ii) liens for taxes, assessments or other governmental charges, federal, state or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in cash or cash equivalents and in accordance with GAAP; (iii) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; (iv) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; (v) deposits to secure surety, appeal or custom bonds required in the ordinary course of business and (vi) liens and security interests securing up to Five Million Dollars ($5,000,000) of Indebtedness outstanding under Trade Notes.

                  7.5. Additional Negative Pledge. Agree or covenant with or promise any person or entity other than Banks and the holders of the Senior Notes that it will not pledge its assets or properties or otherwise grant any liens, security interests or encumbrances on its property on terms similar to those set forth in Paragraph 7.4 hereof.

                  7.6. Restricted Payments. Make any Restricted Payments; provided, however that so long as there exists no Event of Default or Default under this Agreement and no Event of Default or Default will result therefrom:
(i) the Company may pay dividends on its common stock; and (ii) the Company may make regularly scheduled interest payments on the Junior Subordinated Debentures as in effect on the date hereof; provided further that if the Leverage Ratio immediately prior to and after giving effect to such purchase is less than 2.25 to 1, as set forth in a certificate of the chief financial officer or controller of the Company and delivered to Agent, then the Company may purchase or redeem its common stock or purchase Trust Preferred Securities, provided a like amount of the Junior Subordinated Debentures are simultaneously purchased.

                  7.7. Transfer of Assets. Sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, other than such transactions made on an arm's length basis in the normal and ordinary course of business for value received; provided, however, that in the absence of a Default or an Event of Default, and, if a Default or Event of Default would not result therefrom, Borrowers may (i) consummate a Sale of Material Assets, provided that the Commitment shall be permanently reduced and the Loan shall be repaid in connection therewith pursuant to Paragraphs 2.8(c) and (d) hereof by an amount equal to the Banks' Applicable Share received by Borrowers on account of such sale(s), to the extent such sale(s), in the aggregate, exceed Fifteen Million Dollars ($15,000,000) and (ii) consummate the 1998 Conversion.

                  7.8. Acquisitions and Investments. (a) Purchase or otherwise acquire any part or amount of the capital stock or assets of, or make any investments in, any other entity or corporation, except Permitted Investments;
(b) create, acquire or maintain any Material Subsidiary not listed on Schedule 1 or 2 hereto, except if the Subsidiary executes a joinder to this Agreement and the Promissory Notes to become a joint and several obligor hereunder or a Guarantor hereunder, in each case pursuant to Paragraph 6.21 hereof; (c) enter into any new business activities or ventures not directly related to its present business; or (d) merge or consolidate with or into any other entity or corporation, except that any Subsidiary may be merged into the Company if the Company is the surviving entity and any Subsidiary may merge into any other Subsidiary; provided, however, that in the absence of a Default or an Event of Default hereunder, and if a Default or Event of Default would not result therefrom, Borrowers may make acquisitions (by merger or purchase) of substantially all but not less than substantially all of other entities or corporations in the same or substantially the same business as Borrowers. Borrowers shall provide to Agent a financial projection, including an income statement and cash flow, from the date of any proposed acquisition with a purchase price exceeding Ten Million Dollars ($10,000,000), showing prospective compliance with Paragraphs 6.13 through 6.15 and Section Seven of this Agreement through the Termination Date and a pro forma combined historical balance sheet as of the end of the most recent fiscal quarter for the Company and the target.

                  7.9. Use of Proceeds. Use any of the proceeds of the Loan, directly or indirectly, to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

                  7.10. Amendment of Documents. (a) Without the consent of Agent, which consent shall not be withheld unreasonably, amend or permit any amendments to: any Borrower's or any Subsidiary's organizational documents; the Declaration of Trust; the Indenture; the Terms of Common Securities of the Trust; the Terms of Preferred Securities of the Trust; the Preferred Securities Guaranty; and (b) with respect to those provisions of the Note Purchase Agreement relating to financial covenants (Paragraph 5.12 through 5.14), events of default (Section 8), mandatory or voluntary prepayments (Paragraphs 4.2, 4.3, 4.4, 4.7 and 4.8) and all definitions related thereto, any amendment, waiver or consent thereto shall require the simultaneous amendment, waiver or consent of the Banks or Required Banks, as applicable, to the corresponding provision in this Agreement.

                  7.11. Payment of Senior Notes. Make any payment of principal on the Senior Notes except if simultaneously with such payment a reduction of Commitment and prepayment to the extent of Bank's Applicable Share of such payment is made pursuant to Paragraph 2.8 hereof.


                                  SECTION EIGHT
                                 RIGHT OF SETOFF
                                 ---------------

                  After and during the continuation of any Event of Default hereunder, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Promissory Note held by such Bank; provided, that to the extent not prohibited by applicable law or affecting the Banks' or the holders of the Senior Notes' right to retain such funds, Banks shall retain Banks' Applicable Share of the Net Cash Proceeds of any amount so recovered and the remainder shall be shared with the holder of the Senior Notes. Each Bank agrees promptly to notify the Borrowers and Agent after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section Eight are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                  SECTION NINE
                                     DEFAULT
                                     -------

                  9.1. Events of Default. Each of the following events shall be an Event of Default hereunder:

                           (a) If any Borrower or Subsidiary shall fail to pay
(i) any installment of principal, or interest when due or (ii) fees, costs, expenses or any other sum payable to Banks hereunder or otherwise within 5 days after notice from Agent it is due;

                           (b) If any representation or warranty made herein or
in connection herewith or in any statement, certificate or other document furnished hereunder is incorrect, false or misleading in any material respect when made;

                           (c) If any Borrower or Subsidiary shall default in
the payment or performance of any obligation or Indebtedness to another, either singly or in the aggregate in excess of $1,000,000, whether now or hereafter incurred;

                           (d) If there shall be a default in or failure to
observe at any test date the covenants set forth in Paragraphs 6.13 through 6.15 or Section Seven hereof;

                           (e) If any Borrower or Subsidiary shall default in
the performance of any other agreement or covenant contained herein (other than as provided in subparagraphs (a), (b) or (d) above) or in any document executed or delivered in connection herewith, and such default shall continue uncured for twenty (20) days after the earlier of (i) any Borrower having actual knowledge of such default, and (ii) notice thereof to Borrowers given by Agent pursuant to the direction of Required Banks;

                           (f) If a Change of Control shall occur;

                           (g) If custody or control of any substantial part of
the property of any Borrower or Subsidiary shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any material license or franchise shall be suspended, revoked or otherwise terminated; if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any Borrower or Subsidiary as now conducted;

                           (h) If any Borrower or Subsidiary: becomes insolvent,
bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within thirty (30) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if any Borrower or Subsidiary shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if any Borrower or Subsidiary shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

                           (i) any event or condition shall occur or exist with
respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, any Borrower or Subsidiary has incurred or in the opinion of such Borrower or Subsidiary is reasonably likely to incur a liability in excess of $1,000,000 during any consecutive twelve (12) month period;

                           (j) if any judgment, writ, warrant or attachment or
execution or similar process which calls for payment or presents liability in excess of $1,000,000 shall be rendered, issued or levied against any Borrower or Subsidiary or its respective property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) days after its issuance or levy; provided, however that if a judgment, writ, warrant or attachment or execution or similar process relates to federal or state taxation, then an Event of Default shall occur if the same shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within one hundred twenty (120) days after its issuance or levy; or

                           (k) If the Company makes a payment of principal or
interest on or purchases or redeems the Junior Subordinated Debentures and the Trust does not immediately use such funds to make Distributions Paid on Trust Securities.

                  9.2. Remedies. Upon the happening and during the continuation of any Event of Default, at the election of Required Lenders, and by notice by Agent to Borrowers (except if an Event of Default described in Paragraph 9.1(h) shall occur in which case acceleration shall occur automatically without notice), Required Lenders may declare the entire unpaid balance, principal, interest and fees, of all Indebtedness of Borrowers to Banks, hereunder or otherwise, to be immediately due and payable. Upon such declaration, the Commitment shall immediately and automatically terminate and Banks shall have no further obligation to make any Advances and the immediate right to enforce or realize on any collateral security granted therefor in any manner or order they deem expedient without regard to any equitable principles of marshaling or otherwise. In addition to any rights granted hereunder or in any documents delivered in connection herewith, Banks shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

                                   SECTION TEN
                                    THE BANKS
                                    ---------

                  This Section sets forth the relative rights and duties of Agent, Documentation Agent and Banks respecting the Loan and does not confer any enforceable rights on Borrowers against Banks or create on the part of Banks any duties or obligations to the Borrowers.

                  10.1. Application of Payments. Agent shall apply all payments of principal, interest, commitment fee or other amounts hereunder made to Agent by or on behalf of Borrowers, to Banks on the basis of their Pro Rata Shares of the outstanding principal balance of the Loan hereunder, and shall apply the fees paid to the Agent on its own behalf upon the issuance of each Letter of Credit in Paragraph 3.4 hereof.

                  10.2. Setoff. In the event a Bank, by exercise of its right of setoff, or otherwise, receives any payment of the Indebtedness owing to it hereunder in an amount greater than its Pro Rata Share of such payment based upon the Banks' respective shares of the Loan outstanding immediately before such payment, such Bank shall purchase a portion of the Loan hereunder owing to each other Bank so that after such purchase each Bank shall hold its Pro Rata Share of Loan then outstanding hereunder, provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of any such recovery, but without interest.

                  10.3. Modifications and Waivers. No modification or amendment hereof, consent hereunder or waiver of Event of Default shall be effective except by written consent of the Required Banks, provided, however, (A) that the written consent of all Banks shall be required to: (i) decrease the rate of interest or fees due hereunder, (ii) increase or, other than in the case of pro rata reductions pursuant to Paragraph 2.8 hereof, decrease the amount of the Commitment or the Banks' respective Pro Rata Shares thereof, (iii) modify, amend or waive compliance with the dates of payment of principal, interest or fees hereunder, (iv) modify, amend or waive compliance with the commitment fee, (v) modify, amend, waive or release any Guarantor from the provisions of Section Eleven hereof; or (vi) amend or modify the provisions of the definition of Required Banks or this Paragraph 10.3; (B) with respect to: (i) Paragraphs 6.13,
6.14 and 6.15 and Section Seven hereof; (ii) any of the Events of Default set forth in Paragraph 9.1 hereof; (iii) the mandatory and voluntary prepayment provisions of Paragraph 2.8 hereof; and (iv) any of the definitions relating to the matters described in clauses (i) through (iii) above, the holders of the Senior Notes shall have simultaneously amended, waived or modified the corresponding provision to the Note Purchase Agreement; and (C) that any increase in the Commitment pursuant to Paragraph 2.1(d) shall not require the consent of any Bank (except Agent) and each Bank hereby agrees to execute such documentation as is requested by Agent to implement the Additional Commitment. The Borrowers hereby agree to execute such further documents, including without limitation certificates and amendments to this Agreement and the Promissory Note(s), and deliver such opinions as the Agent and its counsel shall so request to implement any termination or replacement contemplated hereby. Any amendment or waiver made pursuant to this Section 10.3 shall apply to and bind all of the Banks and any future holder of any Promissory Notes. No modification or waiver of any provision of this Agreement or any Promissory Note, nor any consent to any departure by the Borrowers herefrom or therefrom, shall in any case be effective unless the same be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in any similar or other circumstances.

                  10.4. Obligations Several. The obligations of the Banks hereunder are several, and each Bank hereunder shall not be responsible for the obligations of the other Banks hereunder, nor will the failure of one Bank to perform any of its obligations hereunder relieve the other Banks from the performance of their respective obligations hereunder.

                  10.5. Banks' Representations. Each Bank represents and warrants to the other Banks that (i) it has been furnished all information it has requested for the purpose of evaluating its proposed participation under this Agreement; and (ii) it has decided to enter into this Agreement on the basis of its independent review and credit analysis of Borrowers, this Agreement and the documentation in connection therewith and has not relied for such analysis on any information or analysis provided by any other Bank.

                  10.6. Investigation. No Bank shall have any obligation to the others to investigate the condition of the Borrowers or any other matter concerning the Loan.

                  10.7. Powers of Agent; Rights and Duties of Documentation Agent. Agent shall have and may exercise those powers specifically delegated to Agent herein, together with such powers as are reasonably incidental thereto. The parties hereby agree that Documentation Agent, in its capacity as Documentation Agent hereunder, shall not have any obligations, rights or duties hereunder.

                  10.8. General Duties of Agent, Immunity and Indemnity. In performing its duties as Agent hereunder, Agent will take the same care as it takes in connection with loans in which it alone is interested, subject to the limitations on liabilities contained herein; provided that Agent shall not be obligated to ascertain or inquire as to the performance of any of the terms, covenants or conditions hereof by Borrowers. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action or omission by any of them hereunder or in connection herewith except for gross negligence or willful misconduct. Subject to such exception, each of the Banks hereby indemnifies Agent on the basis of such Bank's Pro Rata Share, against any such liability, claim, loss or expense.

                  10.9. No Responsibility for Representations or Validity, etc. Each Bank agrees that Agent shall not be responsible to any Bank for any representations, statements, or warranties of Borrowers herein. Agent will promptly deliver to Banks such reports, notices and material information which it receives from Borrowers. Neither Agent nor any of its directors, officers, employees or agents shall be responsible for the validity, effectiveness, sufficiency, perfection or enforceability of this Agreement or any documents relating thereto.

                  10.10. Action on Instruction of Banks; Right to Indemnity. Agent shall in all cases be fully protected in acting or refraining from acting hereunder in accordance with written instructions to it signed by Required Banks unless the consent of all the Banks is expressly required hereunder in which case Agent shall be so protected when acting in accordance with such instructions from all the Banks. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Banks, provided that except as otherwise provided herein, Agent may act hereunder in its own discretion without requesting such instructions. Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the other Banks on the basis of their respective Pro Rata Shares, against any and all liability and expense which it may incur by reason of taking or continuing to take any such action.

                  10.11. Employment of Agents. In connection with its activities hereunder, Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the default or misconduct of agents or attorneys-in-fact selected with reasonable care.

                  10.12. Reliance on Documents. Agent shall be entitled to rely upon any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and upon the opinion of its counsel with respect to legal matters.

                  10.13. Agent's Rights as a Bank. With respect to its share of the Indebtedness hereunder, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent. Each of the Banks may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrowers as if it were not Agent or a Bank hereunder.

                  10.14. Expenses. Each of the Banks shall reimburse Agent, from time to time at the request of Agent, for its Pro Rata Share of any expenses incurred by Agent in connection with the performance of its functions hereunder, provided however that in the event Banks shall reimburse Agent for expenses for which Borrowers subsequently reimburse Agent, Agent shall remit to each Bank the respective amount received from such Bank against such expenses.

                  10.15. Resignation of Agent. Agent may at any time resign its position as Agent, without affecting its position as a Bank, by giving written notice to Banks and Borrowers. Such resignation shall take effect upon the appointment of a successor Agent in accordance with this Paragraph. In the event Agent shall resign, Banks shall appoint a bank as successor Agent. If within thirty (30) days of the Agent's notice of resignation no successor Agent shall have been appointed by Banks and accepted such appointment, then Agent, in its discretion may appoint any other bank as a successor Agent.

                  10.16. Successor Agent. The successor Agent appointed pursuant to Paragraph 10.15 shall execute and deliver to its predecessor and Banks an instrument in writing accepting such appointment, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all collateral security, documents and moneys held by it as Agent, if any, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent under this Agreement.

                  10.17. Collateral Security. Agent will hold, administer and manage any collateral security pledged from time to time hereunder either in its own name or as Agent, but each Bank shall hold a direct, undivided pro-rata beneficial interest therein, on the basis of its Pro Rata Share, by reason of and as evidenced by this Agreement.

                  10.18. Enforcement by Agent. All rights of action under this Agreement and under the Promissory Notes and all rights to the collateral security, if any, hereunder may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in its name as Agent without the necessity of joining as plaintiffs or defendants any other Banks, and the recovery of any judgment shall be for the benefit of Banks subject to the expenses of Agent.


                                 SECTION ELEVEN
                                    GUARANTY
                                    --------

                  11.1. Guaranty. Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees and becomes surety for the full, prompt and punctual payment to Banks, as and when due, whether at maturity, by acceleration or otherwise, of any and all Indebtedness, liabilities and obligations of the Borrowers to Banks created at any time under, or pursuant to the terms of, this Agreement and of the Promissory Notes, whether for principal, interest, premiums, fees, expenses or otherwise (all such indebtedness, liabilities and obligations being called in this Section Eleven collectively the "Obligations"), together with any and all reasonable expenses, including attorneys' fees and disbursements, which may be incurred by Agent in enforcing any and all rights against Guarantors under this Agreement (herein the "Expenses").

                  11.2. Bankruptcy. Without limiting Guarantors' obligations hereunder and notwithstanding any purported termination of this Section Eleven or this Agreement, if any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, assignment for the benefit of creditors, or similar event with respect to the Borrowers or any additional guarantor or endorser of all or any of the Obligations and Expenses shall occur, and such occurrence shall result in the return of (or if in such event a Bank shall be requested to return) any payment or performance of any of the Obligations or Expenses, then the obligations of each Guarantor hereunder shall be reinstated with respect to such payment or performance returned or requested to be returned and with respect to all further obligations arising as a result of such return or request, and each Guarantor shall thereupon be liable therefor, without any obligation on the part of any Bank to contest or resist any such return.

                  11.3. Nature and Term of Guaranty. The obligations of each Guarantor under this Section Eleven shall be independent, absolute, irrevocable and unconditional and shall remain in full force and effect until the Obligations and all other amounts payable hereunder shall have been paid in full (subject, however, to reinstatement under Paragraph 11.2 hereof).

                  11.4. Rights and Remedies of Agent. Agent, acting on behalf of Banks, may proceed to exercise any right or remedy which it may have under this Section Eleven against Guarantors without first pursuing or exhausting any rights or remedies which it may have against the Borrowers, any additional guarantor or against any other person or entity or any collateral security, and may proceed to exercise any right or remedy which it may have under this Section Eleven without regard to any actions or omissions of any other person or entity, in any manner or order, without any obligation to marshal in favor of Guarantors or other persons or entities and without releasing any of Guarantors' obligations hereunder with respect to any unpaid Obligations and Expenses. No remedy herein conferred upon or reserved to Agent is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Section Eleven or now or hereafter existing at law or in equity.

                  11.5. Actions by Agent Not Affecting Guaranty. Agent, acting on behalf of Banks, or Banks, in accordance with Paragraph 10.3 of this Agreement, may, at any time or from time to time, in such manner and upon such terms as Banks may deem proper, extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or release, exchange, settle or compromise any or all of the Obligations and Expenses or any collateral security therefor, or subordinate payment of the same, or any part thereof, to the payment of any other indebtedness, liabilities or obligations of Borrowers which may at any time be due or owing to Banks or anyone, or elect not to enforce any of Banks' rights with respect to any or all of the Obligations and Expenses or any collateral security therefor, all without notice to, or further assent of, Guarantors and without releasing or affecting Guarantors' obligations under this Section Eleven.

                  11.6. Payment in Accordance with Promissory Notes and Credit Agreement. This Section Eleven shall be construed as guaranteeing that the Obligations and Expenses shall be paid strictly in accordance with the terms of the Promissory Notes and this Agreement, regardless of any non-perfection of any collateral security for the Obligations; any invalidity or unenforceability of this Agreement, the Promissory Notes or any of the Obligations; the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Borrowers, Guarantors or any additional guarantor or endorser of any or all of the Obligations and Expenses or any of the assets of any of them, or any contest of the validity of this Section Eleven in any such proceeding; or any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of Agent with respect thereto or which might cause or permit Borrowers or any additional guarantor or endorser of the Obligations and Expenses to invoke any defense to, or any alteration in the time, amount or manner of payment of any or all of the Obligations and Expenses or performance of this Section Eleven.

                  11.7. Payments Under Guaranty. All payments by Guarantors hereunder shall be made in immediately available funds and in lawful money of the United States of America to Agent at its office at 1339 Chestnut Street, Philadelphia, PA 19107 or at such other location as Agent shall specify by notice to Guarantors.

                  11.8. Waivers and Modifications. No failure or delay on the part of Agent in exercising any power or right under this Section Eleven against Guarantors shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under this Section Eleven. No modification or waiver of any provision of this Section Eleven, nor consent to any departure therefrom, shall, in any event, be effective unless the same is in writing signed by Agent and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on Guarantors, in any case, shall entitle the Guarantors to any other or further notice or demand in similar or other circumstances.

                  11.9. Waiver. Each Guarantor hereby waives promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations and this Section Eleven, except notice of demand for payment hereunder.

                  11.10. Subordination of Rights of Subrogation. Guarantors shall not exercise any rights which Guarantors may acquire by way of subrogation under this Section Eleven, applicable law or otherwise, by any payment made hereunder or otherwise, until all of the Obligations and Expenses and all other amounts payable hereunder (including amounts which may become due following a reinstatement hereof under Paragraph 11.2 hereof) shall have been paid in full in cash. If any amount shall be paid to any Guarantor on account of such rights at any time when all the Obligations and Expenses shall not have been paid in full (including amounts which may become due following a reinstatement hereof under Paragraph 11.2 hereof), such amount paid to such Guarantor shall be held in trust for the benefit of Banks and shall forthwith be paid to Agent to be credited and applied against the Obligations and Expenses, whether matured or unmatured, in accordance with the terms of the Promissory Notes and this Agreement; provided, however, that to the extent not prohibited by applicable law or affecting the Banks' or holder of the Senior Notes right to retain such funds, Banks shall retain Banks' Applicable Share of the Net Cash Proceeds of any amount so recovered and the remainder shall be shared with the holder of the Senior Notes. If any Guarantor shall make payment to Agent of all or any part of the Obligations and Expenses and all of the Obligations and Expenses shall be paid in full, Agent shall, at such Guarantor's request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer, by subrogation, to Guarantor of an interest in the Obligations resulting from such payment by Guarantor.

                  11.11. No Setoff by Guarantors. No setoff, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which Guarantors have or may have against Borrowers or any Bank shall be available hereunder to Guarantors.

                  11.12. Continuing Guaranty; Transfer of Promissory Note. Except as provided in Paragraph 11.2. hereof, this Section Eleven is a continuing guaranty and shall (i) remain in full force and effect until the Obligations and Expenses and all other amounts payable under this Section Eleven shall have been paid in full (subject, however, to reinstatement under Paragraph
11.2 hereof), (ii) be binding upon Guarantors and the successors and assigns of Guarantors, and (iii) inure to the benefit of Banks, and be enforceable by Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may, to the extent permitted in this Agreement endorse, assign or otherwise transfer its Promissory Notes to any other person or entity, including the Federal Reserve, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise.

                  11.13. Representations and Warranties; Covenants. By signing in the place provided below, each Guarantor hereby makes the representations and warranties set forth in this Agreement and hereby agrees to the covenants and other agreements of the Guarantors to the extent set forth in this Agreement.


                                 SECTION TWELVE
                                  MISCELLANEOUS
                                  -------------


                  12.1. Indemnification. Each Borrower and each Guarantor hereby agrees to defend Agent and each Bank and its directors, officers, agents, employees and counsel (each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority other than taxes imposed on the net income of a Bank), claims, damages, interests, judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the Commitment or the making of the Loan, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such Statute to any Borrower's or Subsidiary's properties or assets, provided, that no Borrower or Subsidiary shall be liable for any portion of such losses, liabilities, claims, damages, interests, judgments, costs and expenses resulting from the gross negligence or willful misconduct of an Indemnified Party. All obligations provided for in this Paragraph 12.1 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

                  12.2. Participations and Assignments. Each Borrower hereby acknowledges and agrees that a Bank may at any time: (a) grant Participations in its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations (collectively, "Participants"); provided, however, that: (i) all amounts payable by Borrowers hereunder shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which any Bank may grant a
Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such amendment, modification or waiver would reduce the principal of or rate of interest on the Loan or postpone the date fixed for any payment of principal of or interest on the Loan or release the guaranty provided for herein; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Advances hereunder and (b) assign its right, title and interest therein or in and to this Agreement in an aggregate amount of at least the lesser of (i) Five Million Dollars ($5,000,000) or (ii) its remaining interest in the Loan, to a third party with the prior written consent of the Agent and in the absence of a Default or an Event of Default, the Company, which consent of the Company shall not be unreasonably withheld (provided, however, that a Bank may assign up to one hundred percent (100%) of its interests and consent shall not be required in connection with (i) an assignment from a Bank to its affiliate or another Bank or (ii) a pledge by a Bank to its Federal Reserve Bank) and upon payment to Agent of a transfer fee in the amount of $3,500.

                  12.3. Binding and Governing Law. This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrowers may not assign this Agreement without the prior written consent of Banks, and shall be governed as to their validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

                  12.4. Survival. All agreements, representations, warranties and covenants of Borrowers contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder and except for Paragraphs 6.10 and 12.1 which provide otherwise and any amounts which may arise under Paragraphs 2.6(d), 2.7(c) and 2.10 hereof, will continue in full force and effect as long as any indebtedness or other obligation of Borrowers to any Bank remains outstanding.

                  12.5. No Waiver; Delay. If Banks or any of them shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon any other Bank or the later occurrence or recurrence of any of said events with respect to any Bank. No delay by Banks in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Banks' powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  12.6. Modification/Waiver. Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of the parties hereto.

                  12.7. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  12.8. Notices. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing (including by facsimile transmissions) and delivered by hand or mailed (registered or certified mail) to the Banks to the attention of the individuals and at the respective addresses or telecopier numbers set forth in Schedule 3 to this Agreement and to Borrowers and Guarantors to the attention of the Chief Financial Officer, SunSource Inc. at the address of Borrowers set forth on page 1 hereof and at telecopy number 215-282-1309 or such other addresses or telecopier numbers as may be given by any party to the others in writing.

                  12.9. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

                  12.10. Time of Day. All time of day restrictions imposed herein shall be calculated using Agent's local time.

                  12.11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  12.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

                  12.13. Consent to Jurisdiction and Service of Process. Each Borrower and each Subsidiary irrevocably appoints each and every officer of the Company as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement, the Promissory Notes or any document executed or action taken in connection therewith; and each Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any such officer; and each Borrower agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of each Borrower. Notwithstanding the foregoing, a Bank, in its absolute any discretion may also initiate proceedings in the courts of any other jurisdiction in which each Borrower may be found or in which any of its properties may be located.

                  12.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE PROMISSORY NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY BANK OR AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH BANK'S ENTERING INTO THIS AGREEMENT.

                  12.15. ACKNOWLEDGMENTS. EACH BORROWER AND EACH SUBSIDIARY ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, PARAGRAPH 12.14 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAVE BEEN FULLY EXPLAINED TO EACH BORROWER AND EACH SUBSIDIARY BY SUCH COUNSEL.

                  12.16. Complete Agreement. This Agreement sets forth the complete agreement of the parties hereto with respect to the matters addressed herein, and supersedes any prior written agreement or any prior or simultaneous oral agreements between the parties with respect to the same subject matter.

                  IN WITNESS WHEREOF, the undersigned, by their duly authorized partners or officers, as applicable, have executed this Agreement the day and year first above written.

                                           SUNSOURCE INC.



                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                                   SUNSOURCE INVESTMENT COMPANY,
                                                   INC.


                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                           SUNSUB A INC.



                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                           THE HILLMAN GROUP, INC.



                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance





                             [EXECUTIONS CONTINUED]

                                           HARDING GLASS, INC.


                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                           SUNSOURCE INDUSTRIAL SERVICES
                                           COMPANY, INC.


                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                           SUNSOURCE CORPORATE GROUP, INC.


                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                           KAR PRODUCTS INC.


                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                           SUNSOURCE  INVENTORY
                                           MANAGEMENT COMPANY, INC.


                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                             [EXECUTIONS CONTINUED]

                                           SUNSOURCE TECHNOLOGY SERVICES
                                           INC.

                                           By:  ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance




                                           FIRST UNION NATIONAL BANK, successor
                                           by merger to CoreStates Bank, N.A.,
                                           individually and in its capacity as
                                           Agent hereunder


                                           By:  ________________________________
                                                Name:
                                                Title:




                                           THE BANK OF NOVA SCOTIA

                                           By:  ________________________________
                                                Name:
                                                Title:



                                           FIFTH THIRD BANK

                                           By:  ________________________________
                                                Name:
                                                Title:



                                           SUNTRUST BANK, ATLANTA

                                           By:  ________________________________
                                                Name:
                                                Title:

                                           By:  ________________________________
                                                Name:
                                                Title:

                                   SCHEDULE I

                         SUBSIDIARIES OF SUNSOURCE INC.
                  THAT ARE BORROWERS UNDER THE CREDIT AGREEMENT


         SunSource Investment Company, Inc.

         SunSub A Inc.

         The Hillman Group, Inc.

         Harding Glass, Inc.

         SunSource Industrial Services Company, Inc.

         SunSource Corporate Group, Inc.

         SunSource Inventory Management Company, Inc.

         SunSource Technology Services Inc.

         Kar Products Inc.

                                   SCHEDULE II

                         SUBSIDIARIES OF SUNSOURCE INC.
                 THAT ARE GUARANTORS UNDER THE CREDIT AGREEMENT


         None

                       Superseded by Exhibit B to Joinder

                                   SCHEDULE 3
                                   ----------


                                                Maximum
                                               Principal          Percentage of
             Banks                              Amount             Commitment
             -----                             ---------          -------------

    First Union National Bank
    1339 Chestnut Street
    Philadelphia, Pennsylvania 19101          $23,000,000            30.67%
    Attention: Robert Brown
    Telecopy No.:  (215) 786-2877

    The Bank of Nova Scotia
    26th Floor
    One Liberty Plaza                         $23,000,000            30.67%
    New York, New York 10006
    Attention:  Philip N. Adsetts
    Telecopy No.:  (212) 225-5091

    Fifth Third Bank
    38 Fountain Square Plaza
    MD 109054                                 $13,000,000            17.33%
    Cincinnati, Ohio 45263
    Attention:  Thomas G. Welch, Jr.
    Telecopy No.:  (513) 579-5226

    SunTrust Banks, Inc.
    711 Fifth Avenue, 16th Floor              $16,000,000            21.33%
    New York, New York 10022
    Attention:  Maria Mamilovich
    Telecopy No.:  (212) 371-9386
                                              -----------            --------
                      Total                   $75,000,000              100%

                                    EXHIBIT A

                           ADVANCE/CREDIT REQUEST FORM
                           ---------------------------

                  In accordance with Paragraph 2.7, 2.13 or 3.3 (as applicable) of the Second Amended and Restated Credit Agreement (as amended, the "Agreement") dated December 31, 1998 among First Union National Bank, for itself and as Agent, The Bank of Nova Scotia, for itself and as Documentation Agent, and the Banks set forth on Schedule 3 to the Agreement (collectively referred to herein as the "Banks"); SunSource, Inc. and its Subsidiaries as set forth on
Schedule 1 to the Agreement (the "Borrowers"); and the Subsidiaries as set forth on Schedule 2 to the Agreement (the "Guarantors"), Borrowers hereby request an Advance and/or a Letter of Credit under the Commitment.

                  The undersigned hereby requests, represents and certifies that as of the date hereof and the date of the requested Advance and/or Letter(s) of Credit (receipt of such Advance and/or issuance of such Letter(s) of Credit, as applicable, being deemed an affirmation of paragraphs (a) through (i) below):

                  (a) The aggregate amount of the requested Advance is $____________(1) and/or the aggregate face amount of the requested Letter(s) of Credit is ________________(2);

                  (b) The interest rate options which the Borrowers elect to apply to the Advance are the Adjusted Libor Rate for a Portion of $_______________ with an Interest Period of ____ month(s); and the Base Rate for a Portion of $_______________;

                  (c) The Advance is to be used for purposes permitted by Paragraph 2.4 of the Agreement;

                  (d) The date on which the requested Advance is to be made and/or Letter(s) of Credit is (are) to be issued is ____________.






--------
     (1) Advances for Base Rate Loans and Adjusted Libor Rate Loans must be in multiples of $100,000, but not less than the lesser of $2,000,000 or the unborrowed balance of the Commitment.

     (2) If a Letter of Credit is requested, a completed Letter of Credit Application shall accompany this Advance Request Form.

                  (e) The Borrowers are in compliance and will be in compliance following receipt of the requested Advance or the issuance of the Letter of Credit, as applicable, with Paragraphs 6.13 through 6.15 and Section Seven of the Agreement;

                  (f) The representations and warranties set forth in Section Four of the Agreement are true and correct;

                  (g) No Default or Event of Default under the Agreement has occurred and is continuing or will be caused by the requested Advance and/or Letter of Credit; and

                  (h) There has been no Material Adverse Change since the date of the quarterly and audited annual financial statements most recently delivered to Banks pursuant to Paragraph 5.1(e), 6.2 or 6.3 of the Agreement (as applicable).

                  Capitalized terms used herein and not defined shall have the respective meanings set forth in the Agreement.

                  IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer or Controller of SunSource Inc., has executed this Advance/Credit Request Form this ____ day of _______________, ____.

                                     SUNSOURCE INC., for itself and on behalf of
                                          the other Borrowers


                                     By: _______________________________________
                                         Name:
                                         Title:

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE


$____________________                                         December __, 1998


                  FOR VALUE RECEIVED, the undersigned, SUNSOURCE, INC., a Delaware corporation, and its Subsidiaries set forth on Schedule 1 to the Credit Agreement referenced below (the "Borrowers"), promise on a joint and several basis to pay to the order of ____________________, a _______________________
(herein "Bank") at the office designated below of First Union National Bank (the "Agent") the principal sum of __________________________________ ($_________)
(the "Loan") or such lesser amount as set forth below, payable on the Termination Date (as defined in accordance with the Credit Agreement); together with interest on the unpaid balance hereof in accordance with Paragraphs 2.6 and
2.13 of the Credit Agreement.

                  This Promissory Note arises out of a certain Second Amended and Restated Credit Agreement dated the date hereof among Bank, First Union National Bank, for itself and as Agent, The Bank of Nova Scotia, for itself and as Documentation Agent, and the Banks set forth on Schedule 3 attached thereto (collectively, the "Banks"), Borrowers, and the Subsidiaries of SunSource, Inc. set forth on Schedule 2 thereof ("Guarantors") (as amended and as may be further amended from time to time, the "Credit Agreement"). Reference is made to the Credit Agreement for a statement of the respective rights and obligations of the parties and the terms and conditions therein provided under which all or any part of the principal hereof, accrued interest thereon, and other amounts payable under the Credit Agreement may become immediately due and payable. Capitalized terms used, but not otherwise defined, in this Promissory Note shall have the meanings given to them in the Credit Agreement.

                  Notwithstanding the face amount of this Promissory Note, the Borrowers' liability hereunder shall be limited to their actual outstanding principal indebtedness to the Bank under the Credit Agreement comprising the aggregate outstanding principal amount of the Bank's Pro Rata Share of all Advances of the Loan, reimbursement obligations with respect to Letters of Credit and all interest, fees and expenses in connection with the foregoing.

                  All principal and interest shall be payable in lawful money of the United States of America in immediately available funds at the office of 1339 Chestnut Street, Philadelphia, Pennsylvania 19101, as Agent.

                  The occurrence of an Event of Default under the Credit Agreement constitutes an Event of Default under this Promissory Note and entitles the Banks, in accordance with the Credit Agreement, to declare this Promissory Note immediately due and payable.

                  The Borrowers hereby waive presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note, except any notice requirements set forth in the Credit Agreement.

                  This Promissory Note shall be binding upon the Borrowers and their successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Promissory Note shall be governed as to validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

                  In the event any interest rate applicable hereto is in excess of the highest rate allowable under applicable law, then the rate of such interest will be reduced to the highest rate not in excess of such maximum allowable interest and any excess previously paid by the Borrowers shall be deemed to have been applied against the principal of the Loan.

                  THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE OR THE CREDIT AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY BANK OR AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANKS' ENTERING INTO THE CREDIT AGREEMENT.

                  THE BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS PROMISSORY NOTE AND THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAS BEEN FULLY EXPLAINED TO THE BORROWERS BY SUCH COUNSEL.

                  IN WITNESS WHEREOF, the undersigned have executed this Promissory Note under seal the day and year first above written.


                                               SUNSOURCE INC.


                                               By: ___________________________
                                                   Name:
                                                   Title:


                                               SUNSOURCE INVESTMENT COMPANY,
                                               INC.


                                               By: ___________________________
                                                   Name:
                                                   Title:


                                               SUNSUB A INC.


                                               By: ___________________________
                                                   Name:
                                                   Title:


                                               THE HILLMAN GROUP, INC.


                                               By: ___________________________
                                                   Name:
                                                   Title:










                             [EXECUTIONS CONTINUED]

                                              HARDING GLASS, INC.


                                              By: ___________________________
                                                  Name:
                                                  Title:


                                              SUNSOURCE INDUSTRIAL SERVICES
                                              COMPANY, INC.


                                              By: ___________________________
                                                  Name:
                                                  Title:


                                              SUNSOURCE CORPORATE GROUP, INC.


                                              By: ___________________________
                                                  Name:
                                                  Title:


                                              KAR PRODUCTS INC.


                                              By: ___________________________
                                                  Name:
                                                  Title:


                                              SUNSOURCE INVENTORY MANAGEMENT
                                              COMPANY, INC.


                                              By: ___________________________
                                                  Name:
                                                  Title:


                                              SUNSOURCE TECHNOLOGY SERVICES
                                              INC.


                                              By: ___________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT C

                            FUNDING COSTS CALCULATION
                            -------------------------

                  If a Borrower is liable to a Bank for funding costs pursuant to Paragraph 2.6(d), 2.7(c) or 2.10 of the Credit Agreement, then on (i) the date of failure to meet the conditions to an Advance for which the Libor-Based Rate has been selected or (ii) the repayment or prepayment date, as the case may be, such Borrower shall pay such Bank an amount, not less than zero, as calculated by Agent in accordance with the following formula:

                  (Libor-Based Rate, applicable to the Portion not funded or being repaid or prepaid minus one and one-fourth percent (1 1/4%) per annum) - (the Applicable Libor Rate)

                                        X

   (the principal amount of the Portion not funded or being repaid or prepaid)

                                        X

                  (the number of days in the Interest Period selected for any Portion not funded or the number of days to but excluding the last day in the Interest Period for any Portion being repaid or prepaid) divided by 365

                  The "Applicable Libor Rate" shall mean the Adjusted Libor Rate as defined in the Credit Agreement, determined at or about 11:00 a.m. London time on the first Business Day in London following the date of failure to meet the conditions to an Advance or of repayment or prepayment for deposits of United States Dollars in amount or amounts substantially equal in the aggregate to the amount not funded or being repaid or prepaid and with a maturity or maturities substantially equal to the period or periods of time between the date of failure to fund or date of repayment or prepayment and the date or dates such amount would otherwise have matured and become repayable under the Credit Agreement.

                                    EXHIBIT E                        Page 1 of 4


              DISCLOSURE PURSUANT TO REPRESENTATIONS AND WARRANTIES



4.4 Material Contracts
----------------------
None

4.5 Compliance
--------------

None

4.6 Litigation
--------------

On February 27, 1996, a lawsuit was filed against the Company by the buyer of its Dorman Products division, R&B, Inc. ("R&B") for alleged misrepresentation of certain facts by the Company upon which R&B allegedly based its offer to purchase Dorman. The complaint seeks damages of approximately $21,000,000, although the Company believes that any recovery by R&B will be substantially lower. In 1998, the Company and R&B agreed to an arbitration process with respect to certain unresolved post-closing adjustments. In the third quarter the Company recorded a pre-tax charge of $1,300,000 which management estimates is the Company's maximum exposure related to these post-closing issues. On December 4, 1998 a hearing was held by the arbitrator on these matters and his decision is expected by January 7, 1998. It is unclear what impact the arbitration decision will have on the ultimate resolution of this litigation. R&B has offered to settle the arbitration and litigation for the amount of $10,000,000. The Company is in the process of determining its response to this settlement offer but would not expect to exceed the amount of the reserve indicated above.

4.7 Title to Assets
-------------------

See the Attached Schedule of Indebtedness and Obligations for Secured Assets and Lease Obligations as of November 30, 1998 also as described in Notes 9, 10 and 11 to Consolidated Financial Statements of the Company and Subsidiaries as of and for the period ended December 31, 1997, previously furnished to the Banks.

4.8 Capital Stock
------------------

The number of shares and classes of capital stock of each Borrower and each Subsidiary and the ownership thereof effective upon the 1998
Conversion are as follows:

Ownership of the Company
------------------------

Authorized Shares: 1,000 shares of Preferred Stock, $.01 par value per share
                   20,000,000 shares of Common Stock , $.01 par vaule per share

Outstanding: Preferred stock: none
                   Common stock: 6,756,129 shares (directors and executive officers ownership is approximately 21% of shares outstanding).

Treasury:          461,100 common shares.

Ownership of SunSource Investment Company, Inc.
-----------------------------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSource, Inc.

Ownership of SunSub A Inc.
--------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSource Investment Company, Inc.

Ownership of The Hillman Group, Inc.
------------------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSub A Inc.

Ownership of Harding Glass, Inc.
--------------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSub A Inc.

Ownership of SunSource Industrial Services Company, Inc.
--------------------------------------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSub A Inc.

Ownership of SunSource Corporate Group, Inc.
--------------------------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSub A Inc.

Ownership of SunSource Inventory Management Company, Inc.
---------------------------------------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSource Industrial Services Company,
                   Inc.

-----------------------------

Ownership of SunSource Technology Services Inc.
-----------------------------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSource Industrial Services Company,
                   Inc.

Ownership of Kar Products, Inc.
-------------------------------

Authorized Shares: 100 shares of Common Stock, $.01 par value per share
Outstanding:       100 shares issued to SunSource Industrial Services Company,
                   Inc.

Ownership of A & H Holding Co., Inc.
------------------------------------

Outstanding:       100 shares issued to Kar Products Inc.

Ownership of Hydra Power de Mexico
----------------------------------

Outstanding        49,998 shares of Common Stock issued to A&H Holding Co., Inc.

Ownership of SIMCO de Mexico
----------------------------

Outstanding        98 shares of Common Stock issued to A&H Holding Co., Inc.

Ownership of SunSource Canada Investment company LLC
----------------------------------------------------

Outstanding        100 shares of Common Stock issued to A&H Holding Co., Inc.

Ownership of J. N. Fauver (Canada), Ltd.
---------------------------------------

Outstanding:       5 shares of Common Stock issued to SunSource Canada
                   Investment Company LLC.

Ownership of A & H Bolt & Nut Company, Ltd.
-------------------------------------------

Outstanding:       306 Class B special shares issued to SunSource Canada
                   Investment Company LLC



4.10 (c) Taxes and Assessments
------------------------------

The Internal Revenue Service and/or various State Taxing Authorities have in progress income tax audits of records for the years 1982 through 1984. The Company has assumed the agreements of Sun Distributors, Inc., to extend the time for assessment of tax for tax periods 1985, 1986 and January 1, 1987 through February 11, 1987. There have been no tax audits by the Internal Revenue Service of records of the Company, SDI, SDIPI, SunSub A and SunSub B to date nor have agreements to extend the time for assessment been executed to date. Various State taxing authorities have in progress tax audits of records of the Company.

4.11 Indebtedness
-----------------

- See the Attached Schedule of Indebtedness and Obligations

- Lease Obligations as described in Note 11 to Consolidated Financial Statements of SunSource Inc. and Subsidiaries as of and for the period ended December 31, 1997, furnished to the Banks.

4.12 Management Agreements
--------------------------

Arthur Anderson -- Restructuring Consulting
PricewaterhouseCoopers -- Annual Audit and Tax Compliance
Registrar & Transfer Co. -- Transfer Agent
Frank Russell Trust Co.  -- Investment Manager, Retirement Plans

4.13 Subsidiaries and Investments
---------------------------------

Employee advances aggregating $ 20,000 as of September 30, 1998.


4.14 ERISA
----------

Unfunded liabilities for post-retirement life or health benefits are estimated for the following Operating Division: J. N. Fauver Company $452,000

The Company is a party to multi-employer pension plans of which there was no withdrawal liability as of December 31, 1997, but which could have withdrawal liability in the future. The multi-employer pension plans are as follows:

Harding Glass Industries     - International Brotherhood of Painters and Allied
                               Trades Pension Trust--Glaziers, Architectural Metal and Glassworkers Local #930 and Glaziers Local #911
                             - Glaziers Local #930 Pension Trust
                             - Western Conference of Teamsters Pension Trust


4.17 Hazardous Wastes, Substances and Petroleum Products
--------------------------------------------------------

Philips & Company
-----------------
Mid-MO Superfund Site --Limited Liability Expected

Downey Glass Company
--------------------
Operating Industries, Inc. Landfill Superfund Site
Liability not expected to exceed $300,000 recorded on the books of SunSource Inc. as of September 30, 1998.


                                                             SDI OPERATING PARTNERS, L.P.
                                                               SCHEDULE OF INDEBTEDNESS
                                                                     AS OF 11/30/98

                                                                     (in thousands)
                                                                                                        TOTAL
                                                                                                     OUTSTANDING
                                                                                                      PRINCIPAL
                            OBLIGOR                                      HOLDER                        BALANCE            SECURITY
===============================================   ============================================   ===================    ============
        s
SDI Operating Partners, L.P.                                            Teachers Insurance Co.    $           60,000     Unsecured
                                                                                                                         Senior Debt

SDI Operating Partners, L.P.                                             Cananwell Finance Co.                   884     Unsecured
                                                                                                                         Debt

SDI Operating Partners, L.P.                      First Union National Bank - Revolving Credit                11,440     Unsecured
                                                                                                                         Senior Debt
                                                    The Bank of Nova Scotia - Revolving Credit                11,440     Unsecured
                                                                                                                         Senior Debt
                                                           Fifth Third Bank - Revolving Credit                 6,160     Unsecured
                                                                                                                         Senior Debt
                                                       SunTrust Banks, Inc. - Revolving Credit                 6,160     Unsecured
                                                                                                                         Senior Debt
                                                     The Fuji Bank, Limited - Revolving Credit                 8,800     Unsecured
                                                                                                   -----------------     Senior Debt
                                                                        Total Revolving Credit                44,000
                                                                                                   -----------------

A&H Bolt - A division of SDI Operating Partners, L.P.                      Bank of Nova Scotia                     -       Unsecured
                                                                                                                             line of
                                                                                                                              credit

Harding Glass - A division of SDI Operating Partners, L.P.                  L.O.F. Trade Notes                   974       Glass
                                                                                                                           Inventory

Hillman Fastener - A division of SDI Operating Partners, L.P.                      Fifth Third                   862       Capital
                                                                                                                           Leases -
                                                                                                                           Packaging
                                                                                                                           Equipment
                                                                                                  ------------------



                                                                                         Total    $          106,720
                                                                                                  ==================


                                                   SDI OPERATING PARTNERS, L.P.
                                                    EXISTING LETTERS OF CREDIT
                                                          AS OF 11/30/98

                                                          (in thousands)


           DIVISION                    ISSUING BANK                            BENEFICIARY                              AMOUNT
===============================    ====================    ===================================================      ===============
Stand-By Letters of Credit:

Business Insurance - Loss Casualty Program:
SunSource Headquarters                      First Union                 Legion Ins. Co. - 5th/6th Policy Years        $       1,750

SunSource Headquarters                      First Union              Mutual Indemnity - 1st - 4th Policy Years(1)             1,300
                                                                                                                    ---------------

                                                                              Total Stand-By Letters of Credit        $       3,050
                                                                                                                    ---------------

 ................................................................................................................... ...............

Documentary or Trade Letters of Credit:

Hillman Fastener                            First Union                                                                         467

Kar Products                                First Union                                                                          23

                                                                                                                    ---------------

                                                                           Total Documentary Letters of Credit       $          490
                                                                                                                    ===============

                                                                                                                    ---------------
                                                                                       Grand Total - All LOC's        $       3,540
                                                                                                                    ===============


(1) Issued on December 15, 1998

                                    EXHIBIT F

                         Form of Compliance Certificate
                         ------------------------------

        To: The Banks, as defined in the Second Amended and Restated Credit Agreement dated December 31, 1998 (as may be further amended, the "Agreement")

        Attached hereto are the financial statements and other items required to be delivered to Banks pursuant to Paragraph 6.2 or 6.3 of the Agreement. All capitalized terms used but not defined in this certificate shall have the meanings set forth in the Agreement.

        The undersigned hereby certify that:

        1. The attached financial statements were prepared in accordance with GAAP consistently applied and fairly present the financial condition of SunSource Inc. and its Consolidated Subsidiaries as of the date made and for the period covered.

        2. As of the date of such financial statements, there exists no violation of any provision of the Agreement and there has not been an Event of Default or a Default, except as described in Item 3 below.

        3. The following event or circumstance, is, or with the passage of time or giving of notice will be, an Event of Default:________________________________________

________________________________________________________________________________

_______________________________________________________________________________.

        4. The following actions are being taken with respect to the matter(s) identified in Item 3 above:_______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________.


        5. Attached hereto as Schedule 1 are the calculations of the covenants set forth in Paragraphs 6.13 through 6.15 and certain paragraphs in Section Seven of the Agreement.



        IN WITNESS WHEREOF, the undersigned, being the chief financial officer or controller of SunSource Inc., has executed and delivered this certificate this ____ day of ____________________, ____.

                                        SUNSOURCE INC., for itself and on behalf of the other Borrowers

                                        By:      _______________________________
                                                 Name:
                                                 Title:

                                   SCHEDULE 1
I.       CAPITALIZATION RATIO (Paragraph 6.13 of the Credit Agreement)

         A.       Funded Debt

                  Indebtedness for borrowed money                                                         $__________

                  Indebtedness evidenced by notes, debentures                                             $__________
                           or similar instruments

                  Capital Leases                                                                          $__________

                  Guarantees of Indebtedness or Capital Leases                                            $__________

                  Letters of Credit and letter of credit                                                  $__________
                           reimbursement obligations

                                                                       (A)      $__________

         B.       Net Worth

                  Total Assets                                                                            $__________

                  Minus Total Liabilities                                                                 $__________

                                                                       (B)      $__________

         C.       Total Capital

                  Funded Debt (Line A above)                                                     $__________

                  Outstanding principal amount of Junior                                                  $__________
                           Subordinated Debentures

                  Net Worth (Line B Above)                                                                $__________

                                                                       (C)      $__________



                  Capitalization Ratio (ratio of (A) to (C)): ________











                  Covenant:

                  (i)      last day of each of the first two fiscal quarters of each
                           fiscal year:  62%

                  (ii)     last day of each of the last two fiscal quarters of each
                           fiscal year:  60%

                           Compliance:                        ____YES           ____NO





II.      FIXED CHARGE COVERAGE RATIO (Paragraph 6.14 of the Credit Agreement)

         A.       Adjusted EBITDAR for the most recent Rolling
                           Period

                  1.       EBITDA

                           a.       Net Income

                                    Gross revenue (excluding                            $__________
                                            extraordinary gains and
                                            losses)

                                    minus all expenses and other proper                          $__________
                                            charges (including taxes on
                                            income)

                                                                                                 $__________


                           b.       Interest Expense (including all                              $__________
                                            interest paid on the Junior
                                            Subordinated Debentures
                                            (whether paid in cash or in
                                            kind))

                           c.       All provisions for income taxes                              $__________







                           d.       Depreciation and amortization                                         $__________
                                            expense

                           e.       Extraordinary losses minus                                            $__________
                                            extraordinary gains

                                                                       (A)      $__________

                  2.       Adjusted EBITDAR

                           a.       EBITDA (Total (A) above)                                              $__________

                           b.       Rent expense
                                                                                                          $----------

                           c.       minus Capital Expenditures                                            $__________

                                                                       (B)      $__________

                  3.       Fixed Charges

                           a.       Interest Expense (including                                           $__________
                                            interest paid on the
                                            Junior Subordinated
                                            Debentures to the extent
                                            paid in cash)

                           b.       Rent expense                                                 $__________

                           c.       Scheduled maturities paid on                                          $__________
                                            Funded Debt (excluding
                                            the Loan)

                           d.       Cash dividends paid by                                                $__________
                                            SunSource Inc.
                                                           (C)      $__________

                  Fixed Charge Coverage Ratio (ratio of (B) to (C)): __________

                  Covenant: As of the last day of each fiscal quarter set forth in the left hand column, for the Rolling Period ending on such date, the ratio must not be less than the amount set forth in the right hand column:















                           Period                                                Minimum Ratio
                           ------                                                -------------
         Date of Agreement through 12/31/98                                           1.25
                  3/31/99 through 9/30/99                                             1.40
         12/31/99 and the last day of each fiscal                                     1.50
                  quarter thereafter

                           Compliance:                        ____YES           ____NO





III.     LEVERAGE RATIO  (Paragraph 6.15 of the Credit Agreement)

         A.       Funded Debt (as calculated above)                                              (A)      $__________

         B.       EBITDA (as calculated above)                                                   (B)      $__________



                  Leverage Ratio (ratio of (A) to (B)):  __________

                  Covenant:  ratio must not be greater than 3.25:1.

                           Compliance:                        ____YES           ____NO





IV.      INDEBTEDNESS (Paragraph 7.1 of the Credit Agreement)

         A.       Trade Indebtedness (7.1(iv))                                                            $__________

         B.       Indebtedness for purchase or lease of fixed assets (7.1(v))                                      $__________

         C.       Additional principal amounts outstanding of domestic
                  non-Borrower, non-Guarantor Subsidiaries (7.1(ix))                                               $__________

         D.       Additional principal amounts outstanding of foreign
                  non-Borrower, non-Guarantor Subsidiaries (7.1(x))                                                $__________

         E.       Purchase money indebtedness (7.1(xi))                                                            $__________

                           Compliance                ____ YES          ____ NO


V.       GUARANTIES (Paragraph 7.2 of the Credit Agreement)


         A.       Guaranties (7.2(i))                                                                              $__________

                           Compliance                ____ YES          ____ NO





VI.      LOANS (Paragraph 7.3 of the Credit Agreement)

         A.       Loans to domestic non-Borrower, non-Guarantor
                  Subsidiaries (7.3(ii))                                                                           $__________


         B.       Loans to foreign non-Borrower, non-Guarantor
                  Subsidiaries (7.3(iii))                                                                          $__________


                           Compliance                ____ YES          ____ NO



                                     JOINDER
                                     -------

                  THIS JOINDER is made this __ day of January, 1999 by and among SUNSOURCE INC. (the "Company"), a Delaware corporation with offices at 3000 One Logan Square, Philadelphia, Pennsylvania 19103, the subsidiaries of the Company identified on Schedule 1 attached to the Credit Agreement (as defined below) (individually and collectively with the Company, the "Borrowers") and the subsidiaries of the Company identified on Schedule 2 attached to the Credit Agreement (individually and collectively, the "Guarantors"); FIRST UNION NATIONAL BANK, a national banking association and successor by merger to CoreStates Bank, N.A. with offices at 1339 Chestnut Street, Philadelphia, Pennsylvania 19107, for itself and as administrative agent for the Banks identified below ("Agent"); THE BANK OF NOVA SCOTIA, a Canadian chartered bank, with offices at 1 Liberty Plaza, New York, New York 10006 (the "Documentation Agent"), and the banks identified on Schedule 3 to the Credit Agreement (the Agent, the Documentation Agent and the banks identified on Schedule 3, each individually an "Existing Bank" and collectively the "Existing Banks") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), a national banking association with offices at 1600 Market Street, Philadelphia, Pennsylvania 19103.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Agent, the Documentation Agent, the Borrowers, Guarantors and Existing Banks are party to that Second Amended and Restated Credit Agreement dated December 31, 1998 (as may be amended, the "Credit Agreement");

                  WHEREAS, PNC wishes to join in and become a Bank pursuant to Paragraph 2.1(d) of the Credit Agreement; and

                  WHEREAS, pursuant to Paragraph 2.1(d) of the Credit Agreement and this Joinder, the Commitment is being increased by the Additional Commitment for a total commitment of Ninety Million Dollars ($90,000,000), and the Banks' respective Maximum Principal Amounts are being amended and restated as set forth on Exhibit B attached to this Joinder.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:

                  1. PNC is hereby made a Bank under the Credit Agreement pursuant to the terms of Paragraph 2.1(d) thereof, and in furtherance thereof:

                           a.. PNC hereby expressly agrees that it shall be
                  bound by all the terms and conditions of the Credit Agreement, and shall have the same rights and obligations as the Existing Banks thereunder.

                           b. Borrowers shall execute and deliver a Promissory
                  Note in favor of PNC (the "PNC Note") in the form of Exhibit A attached hereto.

                           c.. Banks and Borrowers hereby acknowledge and agree
                  that the Commitment under the Credit Agreement (which was Seventy-Five Million Dollars ($75,000,000) on the Effective
                  Date) is hereby increased by the amount of the Additional Commitment to a Commitment of Ninety Million Dollars ($90,000,000), and all references in the Credit Agreement to the term "Commitment" shall hereafter include the Additional Commitment.

                           d. Schedule 3 to the Credit Agreement (Banks and
                  their Maximum Principal Amounts) is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto.

                  2. Representations and Warranties. Borrowers hereby represent and warrant to Banks as follows:

                           a. Representations. The representations and warranties set forth in the Credit Agreement are true and correct in all respects as of the date hereof; there is no Event of Default or Default under the Credit Agreement; and there has been no Material Adverse Change since the date of the Credit Agreement.

                           b. Power and Authority. Each Borrower has the power and authority under the law of the jurisdiction of its incorporation and under its certificate of incorporation and bylaws to enter into and perform this Joinder, the PNC Note and all other agreements, documents and actions required hereunder to which it is a party (hereinafter collectively referred to as the "Joinder Documents"); and all actions (corporate or otherwise) necessary or appropriate for the execution and performance by each Borrower of the Joinder Documents have been taken and, upon their execution, the Joinder Documents will constitute the valid and binding obligations of each Borrower, enforceable in accordance with their respective terms.

                           c. No Violations of Law or Agreements. The making and performance of the Joinder Documents by each Borrower will not violate any provisions of any law or regulation, foreign, federal, state or local, or the certificate of incorporation or bylaws of any Borrower, or result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which any Borrower or its property may be bound.

                  3.       Miscellaneous.
                           -------------

                           a. This Joinder and the Joinder Documents shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           b. All terms and provisions of this Joinder and the Joinder Documents shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

                           c. This Joinder may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.

                           d. The execution, delivery and performance of this Joinder and the Joinder Documents shall not operate as a waiver of any right, power or remedy of Banks under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

                           e. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Joinder under seal the day and year first above written.


                                       PNC BANK, NATIONAL ASSOCIATION

                                       By:      ________________________________
                                                Name:
                                                Title:


                                       SUNSOURCE INC.

                                       By:      ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                       SUNSOURCE INVESTMENT COMPANY, INC.

                                       By:      ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                       SUNSUB A INC.

                                       By:      ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                                       THE HILLMAN GROUP, INC.

                                       By:      ________________________________
                                                Name:  Joseph M. Corvino
                                                Title:  Vice President - Finance


                             [EXECUTIONS CONTINUED]

                                      HARDING GLASS, INC.

                                      By:      _________________________________
                                               Joseph M. Corvino
                                               Title:  Vice President - Finance


                                      SUNSOURCE INDUSTRIAL SERVICES
                                      COMPANY, INC.

                                      By:      _________________________________
                                               Name:  Joseph M. Corvino
                                               Title:  Vice President - Finance


                                      SUNSOURCE CORPORATE GROUP, INC.

                                      By:      _________________________________
                                               Name:  Joseph M. Corvino
                                               Title:  Vice President - Finance


                                      KAR PRODUCTS INC.

                                      By:      _________________________________
                                               Name:  Joseph M. Corvino
                                               Title:  Vice President - Finance


                                      SUNSOURCE INVENTORY MANAGEMENT
                                      COMPANY, INC.

                                      By:      _________________________________
                                               Name:  Joseph M. Corvino
                                               Title:  Vice President - Finance







                             [EXECUTIONS CONTINUED]

                                    SUNSOURCE TECHNOLOGY SERVICES INC.

                                    By:      ___________________________________
                                             Name:  Joseph M. Corvino
                                             Title:  Vice President - Finance


                                    FIRST UNION NATIONAL BANK, successor by
                                    merger to CoreStates Bank, N.A.,
                                    individually and in its capacity as Agent hereunder

                                    By:      ___________________________________
                                             Name:
                                             Title:


                                    THE BANK OF NOVA SCOTIA

                                    By:      ___________________________________
                                             Name:
                                             Title:


                                    FIFTH THIRD BANK

                                    By:      ___________________________________
                                             Name:
                                             Title:


                                    SUNTRUST BANK, ATLANTA

                                    By:      ___________________________________
                                             Name:
                                             Title:

                                    By:      ___________________________________
                                             Name:
                                             Title:

                                    EXHIBIT A

                           ADVANCE/CREDIT REQUEST FORM
                           ---------------------------

                  In accordance with Paragraph 2.7, 2.13 or 3.3 (as applicable) of the Second Amended and Restated Credit Agreement (as amended, the "Agreement") dated December 31, 1998 among First Union National Bank, for itself and as Agent, The Bank of Nova Scotia, for itself and as Documentation Agent, and the Banks set forth on Schedule 3 to the Agreement (collectively referred to herein as the "Banks"); SunSource, Inc. and its Subsidiaries as set forth on
Schedule 1 to the Agreement (the "Borrowers"); and the Subsidiaries as set forth on Schedule 2 to the Agreement (the "Guarantors"), Borrowers hereby request an Advance and/or a Letter of Credit under the Commitment.

                  The undersigned hereby requests, represents and certifies that as of the date hereof and the date of the requested Advance and/or Letter(s) of Credit (receipt of such Advance and/or issuance of such Letter(s) of Credit, as applicable, being deemed an affirmation of paragraphs (a) through (i) below):

                  (a) The aggregate amount of the requested Advance is $____________(3) and/or the aggregate face amount of the requested Letter(s) of Credit is ________________(4);

                  (b) The interest rate options which the Borrowers elect to apply to the Advance are the Adjusted Libor Rate for a Portion of $_______________ with an Interest Period of ____ month(s); and the Base Rate for a Portion of $_______________;

                  (c) The Advance is to be used for purposes permitted by Paragraph 2.4 of the Agreement;

                  (d) The date on which the requested Advance is to be made and/or Letter(s) of Credit is (are) to be issued is ____________.

                  (e) The Borrowers are in compliance and will be in compliance following receipt of the requested Advance or the issuance of the Letter of Credit, as applicable, with Paragraphs 6.13 through 6.15 and Section Seven of the Agreement;

                  (f) The representations and warranties set forth in Section Four of the Agreement are true and correct;

                  (g) No Default or Event of Default under the Agreement has occurred and is continuing or will be caused by the requested Advance and/or Letter of Credit; and
_________________________

     (3) Advances for Base Rate Loans and Adjusted Libor Rate Loans must be in multiples of $100,000, but not less than the lesser of $2,000,000 or the unborrowed balance of the Commitment.
     (4) If a Letter of Credit is requested, a completed Letter of Credit Application shall accompany this Advance Request Form.

                  (h) There has been no Material Adverse Change since the date of the quarterly and audited annual financial statements most recently delivered to Banks pursuant to Paragraph 5.1(e), 6.2 or 6.3 of the Agreement (as applicable).

                  Capitalized terms used herein and not defined shall have the respective meanings set forth in the Agreement.

                  IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer or Controller of SunSource Inc., has executed this Advance/Credit Request Form this ____ day of __________________, ____.



                                           SUNSOURCE INC., for itself and on
                                             behalf of the other Borrowers


                                           By:      ____________________________
                                                    Name:
                                                    Title: